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                                CREDIT AGREEMENT



                                      among



                      MONTEREY HOMES CONSTRUCTION II, INC.,

                             an Arizona corporation



                                       and



                        MONTEREY HOMES ARIZONA II, INC.,

                             an Arizona corporation,

                                  as Borrowers,



                                       and

                   NORWEST BANK ARIZONA, NATIONAL ASSOCIATION,

                         a national banking association,



                                       and



                             BANK ONE, ARIZONA, NA,

                         a national banking association,

                                   as Lenders



                                       and


                   NORWEST BANK ARIZONA, NATIONAL ASSOCIATION,

                         a national banking association,

                                    as Agent


                                December 20, 1996
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                                TABLE OF CONTENTS



                                                                            Page
                                                                            ----


1.       CERTAIN DEFINED TERMS..............................................2

         1.1.     Certain Defined Terms.....................................2

         1.2.     Computation of Time Periods...............................20

         1.3.     Accounting Terms..........................................20

2.       EXISTING LOANS 20

         2.1.     Outstanding Loans; Payment Upon Effective Date............20

3.       CONDITIONS PRECEDENT...............................................21

         3.1.     Conditions of Effectiveness...............................21

         3.2.     Conditions Precedent to All Borrowings After the Merger...23

         3.3.     Conditions Precedent to All Borrowings....................24

4.       THE GENERAL TERMS OF THE LOANS.....................................25

         4.1.     Loan Structure............................................25

         4.2.     Maximum Amount of All Loans...............................25

         4.3.     Ratable Loans.............................................25

         4.4.     Types of Advances, Final Maturity.........................25

         4.5.     Guaranties................................................26

         4.6.     Collateral................................................26

         4.7.     Single Obligation.........................................27

5.       MASTER CONSTRUCTION LINE...........................................27

         5.1.     The Construction Line.....................................27

         5.2.     Collateral Base...........................................28

         5.3.     Limitations on Residential Units in Collateral Base.......30

         5.4.     Monthly Construction Status Report to Agent...............31

         5.5.     Inclusion in Collateral Base..............................32

         5.6.     Inspections...............................................32

         5.7.     Collateral Base Adjustments...............................33
                                       ii
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         5.8.     Defective Work............................................33

         5.9.     Budget Shortfall..........................................33

         5.10.    Obligations...............................................33

6.       TERM LOAN .........................................................34

         6.1.     The Term Loan.............................................34

7.       GUIDANCE LINE OF CREDIT............................................34

         7.1.     Guidance Line of Credit...................................35

         7.2.     Existing Subdivisions.....................................37

         7.3.     Approval of New Projects..................................38

         7.4.     Letters of Credit.........................................41

         7.5.     Disbursement Procedures...................................43

         7.6.     Interest..................................................43

8.       BORROWINGS ........................................................43

         8.1.     Method of Borrowing.......................................43

         8.2.     Method of Selecting Types and Interest Periods for

                   Advances.................................................43

         8.3.     Method of Selecting Types and Interest Periods for

                   Conversion and Continuation of Advances..................45

         8.4.     Maximum Number of Eurodollar Advances and Minimum Amount

                   of Each Eurodollar Advance...............................45

         8.5.     Rate after Maturity.......................................45

         8.6      Method of Payment.........................................46

         8.7.     Notes; Telephonic Notices.................................46

         8.8.     Interest Payment Dates: Interest and Fee Basis............46

         8.9.     Notification of Advances, Interest Rates, Prepayments and

                   Commitment Reductions....................................46

         8.10.    Non-Receipt of Funds by the Agent.........................47

         8.11.    Unconditional Obligation to Make Payments.................47

         8.12.    Advances During Default...................................47

         8.13.    Draw Requests.............................................48

         8.14.    Disbursements to Other Parties............................51

9.       CHANGE IN CIRCUMSTANCES............................................51

         9.1.     Yield-Protection..........................................51
                                      iii
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         9.2.     Changes in Capital Adequacy Regulations...................51

         9.3.     Availability of Types of Advances.........................52

         9.4.     Lender Statements; Survival of Indemnity..................52

10.      REAL ESTATE COLLATERAL.............................................52

         10.1.    First Mortgages...........................................52

         10.2.    Title Insurance or Commitment.............................52

         10.3.    Appraisal Requirements....................................53

         10.4.    Flood Report..............................................53

         10.5.    Releases..................................................53

11.      REPRESENTATIONS AND WARRANTIES.....................................54

         11.1.    Organization, Powers, etc.................................54

         11.2.    Authorization and Validity of this Agreement. etc.........54

         11.3.    Financial Statements......................................55

         11.4.    No Material Adverse Effect................................56

         11.5.    Title to Properties.......................................56

         11.6.    Litigation................................................56

         11.7.    Payment of Taxes..........................................56

         11.8.    Agreements................................................56

         11.9.    Foreign Direct Investment Regulations.....................57

         11.10.   Federal Reserve Regulations...............................57

         11.11.   Consents, etc.............................................57

         11.12.   Compliance with Applicable Laws...........................57

         11.13.   Relationship of the Borrower..............................58

         11.14.   Subsidiaries..............................................58

         11.15.   ERISA.58

         11.16.   Investment Company Act....................................59

         11.17.   Public Utility Holding Company Act........................59

         11.18.   Subordinated Debt.........................................59

         11.19.   Post-Retirement Benefits..................................59

         11.20.   INTENTIONALLY DELETED.....................................59

         11.21.   Environmental Representations.............................59

         11.22.   No Misrepresentation......................................59
                                       iv
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12.      AFFIRMATIVE COVENANTS..............................................60

         12.1.    Existence, Properties, etc................................60

         12.2.    Notice....................................................60

         12.3.    Payments of Debts, Taxes, etc.............................60

         12.4.    Accounts and Reports......................................61

         12.5.    Access to Premises and Records............................64

         12.6.    Maintenance of Properties and Insurance...................64

         12.7.    Compliance with Applicable Laws...........................64

         12.8.    Change in Collateral......................................65

         12.9.    Use of Proceeds...........................................65

13.      NEGATIVE COVENANTS.................................................65

         13.1.    Minimum Adjusted Tangible Net Worth.......................65

         13.2.    Minimum Liquidity.........................................65

         13.3.    Maximum Leverage..........................................65

         13.4.     Minimum Debt Coverage....................................66

         13.5.    Guaranties................................................66

         13.6.    Sale of Assets; Acquisitions; Merger......................66

         13.7.     INTENTIONALLY DELETED....................................67

         13.8.    Dividends and Distributions...............................67

         13.9.     Subordinated Debt........................................67

         13.10.   Construction in Progress..................................67

         13.11.   No Margin Stock...........................................67

         13.12.   Transactions with Affiliates..............................67

14.      EVENTS OF DEFAULT; REMEDIES........................................67

         14.1.    Events of Default.........................................67

         14.2.    General Remedies..........................................70

         14.3.    Advances to Protect Lenders' Interests....................70

         14.4.    Cease Funding.............................................70

         14.5.    Acceleration and Increased Rate of Interest...............70

         14.5.    Lenders' Attorneys' Fees..................................70

         14.6.    Specific Performance......................................71

         14.7.    Other Remedies............................................71
                                       v
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         14.8.    Application of Funds......................................71

15.      BENEFIT OF AGREEMENT; DISSEMINATION OF INFORMATION.................71

         15.1.    Successors and Permitted Assigns..........................71

         15.2.    Dissemination of Information..............................72

16.      SETOFF; RATABLE PAYMENTS...........................................72

         16.1.    Setoff....................................................72

         16.2.    Ratable Payments..........................................72

17.      MISCELLANEOUS .....................................................72

         17.1.    Notice....................................................72

         17.2.    Survival of Representations...............................74

         17.3.    Expenses..................................................74

         17.4.    Indemnification of the Lenders and the Agent..............75

         17.5.    Release of Claims.........................................75

         17.6.    Maximum Interest Rate.....................................76

         17.7.    Modification of Agreement.................................76

         17.8.    Preservation of Rights....................................76

         17.9.    Joint and Several Obligations of Borrower; Several

                   Obligations of Lenders...................................76

         17.10.   Severability..............................................77

         17.11.   Counterparts..............................................77

         17.12.   Loss, etc., Notes.........................................77

         17.13.   Governmental Regulation...................................77

         17.14.   Taxes.....................................................77

         17.15.   Headings..................................................77

         17.16.   Entire Agreement..........................................77

         17.17.   Signs.....................................................78

         17.18.   ARBITRATION AGREEMENT; WAIVER OF RIGHT TO
                  JURY TRIAL................................................79

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT (the "Agreement") is made as of the 20th day of December, 1996 by and among Monterey Homes Construction II, Inc., an Arizona corporation ("MHC II") and Monterey Homes Arizona II, Inc., an Arizona corporation ("MHA II") (MHC II and MHA II are sometimes hereinafter referred to collectively as the "Borrower"), Norwest Bank Arizona, National Association, a national banking association, and Bank One, Arizona, NA, a national banking association (collectively, the "Lenders") and Norwest Bank Arizona, National Association, a national banking association, as Agent (the "Agent").


                                R E C I T A L S:

         WHEREAS, Borrower desires to obtain from Lenders (a) a $20,000,000 master construction line of credit to finance vertical construction in the Subdivisions, (b) a $20,000,000 guidance line of credit to finance acquisition and development in existing Subdivisions and to finance new acquisition and development on a project specific basis as approved by Lenders from time to time, and (c) a $6,052,500 term loan to refinance an existing loan made by Norwest which was used by Borrower to fund a portion of the distribution of retained earnings of Borrower to its shareholders prior to the Merger;

         WHEREAS, Borrower intends to merge with and into Public Company, which will be the surviving company and which will thereafter change its name to Monterey Homes Corporation;

         WHEREAS, immediately prior to the Merger, Borrower intends to form the Drop-Down Subsidiaries and transfer all of their assets and liabilities, including, without limitation, Borrower's Real Estate and all of Borrower's right, title, interest, obligations and liabilities under this Agreement and the Loan Documents, to the Drop-Down Subsidiaries;

         WHEREAS, subject to the terms and conditions of this Agreement, the Drop-Down Subsidiaries will assume all of the Borrower's Obligations under this Agreement and the Loan Documents, and Borrower will guarantee the payment and performance of the Obligations;

         WHEREAS, after the effective date of the Merger, Public Company intends to form the New Business Subsidiaries which, subject to the terms and conditions of this Agreement, will assume the Obligations and become a "Borrower" hereunder;

         WHEREAS, Lenders desire to proceed with the making of the Loans on the terms and conditions contained herein;

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. CERTAIN DEFINED TERMS

         1.1. Certain Defined Terms. As used herein, each of the following terms shall have the meaning ascribed to it below, which meaning shall be applicable to both the singular and plural forms of the terms defined:

         "Agreed Cost" means the agreed-upon cost of each Residential Unit Base Plan, including Approved Upgrades, as shown on Exhibit "A" attached hereto and incorporated herein by this reference, and as revised from time to time by Agent in its sole and absolute discretion based upon Borrower's updated cost estimates.

         "Adjusted Tangible Net Worth" means, as of any date of determination, the amount of consolidated Owners' Equity of the Obligated Group as shown on its consolidated balance sheet, plus Subordinated Debt, minus the Net Book Value (after deducting reserves applicable thereto) of all assets classified as intangible assets under GAAP, including, without limitation, goodwill, trademarks, trade names, service marks, copyrights, patents, licenses, permits, covenants not to compete, and rights related thereto, minus any stock or other securities or evidences of indebtedness of any other Person, any loans or advances to any other Person, or any investment or interest whatsoever in any other Person, including specifically, but without limitation, any partnership or joint venture, except (a) investments in Cash Equivalents and (b) investments in, or receivables from , joint ventures and partnerships, or seller-carryback financing secured by a First Mortgage in favor of Borrower, but which, in the aggregate with respect to clause (b), do not exceed ten percent (10%) of the Obligated Group's Tangible Assets.

         "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans, made by the Lenders to the Borrower, of the same Type.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agent" means Norwest Bank Arizona, National Association, in its capacity as agent for the Lenders, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to the Co-Lender Agreement.

         "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

         "Agreement" means this Credit Agreement, as it may be amended, modified, supplemented, restated or replaced from time to time.

         "Applicable Margin" means:

                  (a) prior to the Merger:

                           (i) with respect to Floating  Interest  Rate Advances
under the Construction Line, 50 basis points;

                           (ii) with respect to a Eurodollar  Advances under the
Construction Line, 275 basis points;

                           (iii) with respect to Floating Interest Rate Advances
under the Guidance Line, 50 basis points;

                           (iv) with respect to a Eurodollar  Advances under the
Guidance Line, 300 basis points; and

                           (v) with respect to Floating  Interest  Rate Advances
under the Term Loan, 50 basis points;

                  (b) on or after the Merger:

                           (i) with respect to Floating  Interest  Rate Advances
under the Construction Line, 25 basis points;

                           (ii) with respect to a Eurodollar  Advances under the
Construction Line, 250 basis points;

                           (iii) with respect to Floating Interest Rate Advances
under the Guidance Line, 50 basis points;

                           (iv) with respect to a Eurodollar  Advances under the
Guidance Line, 300 basis points; and

                           (v) with respect to Floating  Interest  Rate Advances
under the Term Loan, 25 basis points.

         "Appraisal" means a written appraisal of the Real Estate or one or more Lots, Models or Base Plans prepared by a qualified appraiser who is a member of the American Institute of Real Estate Appraisers or of another nationally recognized group of professional appraisers, selected by the Agent, setting forth an opinion as to the Appraised Value.

         "Appraised Value" means, with respect to an interest in Real Estate as of a given date, the then current fair market value of that interest, as determined by a qualified appraiser who is a member of the American Institute of Real Estate Appraisers or of another nationally recognized group of professional appraisers, selected by the Agent, based upon generally accepted methods of appraising and in conformity with the requirements of any applicable law, rule, regulation, policy, guideline or directive (whether or not having the force of law) of any Governmental Authority, or any interpretation thereof, including, without limitation, the provisions of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, reformed or otherwise modified from time to time, and any rules promulgated to implement such provisions.

         "Approved Upgrade" means the agreed value of the flooring and in-ground swimming pools for each Project, as more particularly described in Exhibit "A" attached hereto and incorporated herein by this reference, and, with respect to new Projects, as agreed upon in writing by Borrower and Agent, and any other upgrades to the Base Plans approved in writing by Agent.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Assignment and Assumption Agreement" means that certain assignment and assumption agreement among the Borrower and the Drop-Down Subsidiaries, with the consent and release of MHC II and MHA II (and the affirmative acknowledgment that the Public Company is not a "Borrower" or primary obligor under this Agreement) by Lenders, in form and substance satisfactory to Lenders, pursuant to which the Borrower assigns, and the Drop-Down Subsidiaries assume, all of the Borrower's right, title, interest, obligations and Liabilities under the Loan Documents.

         "Audited Financial Statements" is defined in Section 11.3(a).

         "Authorized Officer" means any of the officers of any Borrower, as more particularly described on Exhibit "B" attached hereto and incorporated herein by this reference, or any other Person designated by the Borrower in writing (together with an incumbency certificate and specimen signature of such Authorized Officer) to act as an Authorized Officer hereunder, acting singly.

         "Average Lost Monthly Interest Income" means the amount determined by dividing (i) the product of the Average Principal and the Lost Rate, by (ii) 12, where:

         "Average Principal" means the amount equal to either (i) one-half the sum of (A) the amount of principal being prepaid and (B) the amount of principal that is scheduled to be due on the last Business Day of the Interest Period for such Eurodollar Loan ("Balloon Amount"), or (ii) the amount of principal being prepaid, if such amount is less than the Balloon Amount; and

         "Lost Rate" means the rate per annum equal to the percentage, if any, by which (i) the yield to maturity of United States Treasury debt obligations having a maturity date nearest to the last Business Day of the Interest Period for such Eurodollar Loan ("Treasury Obligations") determined on the first day of the Interest Period exceeds (ii) the yield to maturity of Treasury Obligations determined on the date of prepayment.

         "Base Lot" means the standard Lot for each Project, without any premium based upon location, view or other special characteristics of the particular Lot.

         "Base Plan" means the standard floor plans with standard features of each type of Residential Unit, including Approved Upgrades, plus the Base Lot, as more particularly described on Exhibit "A" attached hereto and incorporated herein by this reference.

         "Base Plan Budget" means, with respect to each type of Residential Unit, the sum of (a) the cost of all on-site labor and materials to be incorporated into such Residential Unit, (b) the engineering, architectural, permitting, land use planning and other approved "soft costs" related to the Residential Unit, (c) the Lot Release Price or Lot Option Price, as applicable,
(d) an overhead factor equal to four percent (4%) of the construction costs referred to in clause (a) above, and (e) an interest reserve equal to two percent (2%) of the construction costs referred to in clause (a) above, as more particularly described on Exhibit "C" attached hereto and incorporated herein by this reference.

         "BOAZ" means Bank One, Arizona, NA, and its successors and permitted assigns, in its capacity as Lender.

         "Borrower" means:

                  (i) prior to the formation of the Drop-Down Subsidiaries and the Merger, MHC II and MHA II;

                  (ii) after the formation of the Drop-Down Subsidiaries and the assignment and assumption by the Drop-Down Subsidiaries of the Loans, this Agreement and the Loan Documents, the Drop-Down Subsidiaries; and

                  (iii) after the formation of the New Business Subsidiaries and the assumption by the New Business Subsidiaries of the Loans, this Agreement and the Loan Documents, the Drop-Down Subsidiaries and the New Business Subsidiaries.

         Whenever used in this Agreement, the term "Borrower" refers to and means each of the entities comprising the Borrower, individually, and all of such entities, collectively. All of the entities comprising the Borrower shall be jointly and severally liable as Borrower under this Agreement, the Notes, and all other Loan Documents.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Borrowing Notice" is defined in Section 8.2.

         "Bulk Land Price" means the lesser of (a) seventy-five percent (75%) of the aggregate as-developed bulk wholesale Appraised Value of all Real Estate purchased and which may be developed under a single Guidance Loan, including, without limitation, unsubdivided Real Estate and subdivided Real Estate, or (b) eighty percent (80%) of the Bulk Land Budget in connection with a single Guidance Loan.

         "Bulk Land Budget" means, with respect to a single Guidance Loan, the budgeted cost to acquire and develop the Real Estate and install any off-site and on-site infrastructure improvements, as approved by Lenders in their sole and absolute discretion. The Bulk Land Budget may be allocated between Real Estate intended to be subdivided by Borrower and Real Estate not intended to be subdivided by Borrower.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks are open for business in Phoenix, Arizona and New York, New York and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks are open for business in Phoenix, Arizona.

         "Calendar Quarter" means the three-month periods from January 1 through March 31; April 1 through June 30; July 1 through September 30; and October 1 through December 31.

         "Capitalized Lease" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

         "Cash Equivalents" means investments (directly or through a money market fund) in (a) certificates of deposit and other interest bearing deposits or accounts with United States commercial banks (including all affiliates and subsidiaries) having a combined capital and surplus of at least $300,000,000, which certificates, deposits, and accounts mature within one year from the date of investment and are fully insured as to principal by the Federal Deposit Insurance Corporation or any successor agency, (b) obligations issued or unconditionally guaranteed by the United States government, or issued by an agency thereof and backed by the full faith and credit of the United States government, which obligations mature within one year from the date of investment, (c) direct obligations issued by any state or political subdivision of the United States, which mature within one year from the date of investment and have the highest rating obtainable from Standard & Poor's Corporation or Moody's Investors Service, Inc. on the date of investment, (d) commercial paper which has one of the two highest ratings obtainable from Standard & Poor's Corporation or by Moody's Investors Service, Inc., (e) funds held in a brokered money market account with a net worth in excess of $500,000,000 and approved for investment by insurance companies by the National Association of Insurance Commissioners, (f) the amount available under the Construction Line for Advances to Borrower pursuant to the most recent Construction Status Report and Collateral Base Certificate approved by Agent, but not yet drawn by Borrower, and (g) collateral mortgage obligations classified as short-term investments by Borrower in accordance with GAAP.

         "Change in Law" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any corporation controlling any Lender.

         "Check Release Methodology" means a methodology allowing for loan availability only when a check to a third party has been released, or will be released within one (1) Business Day of the funding of an Advance, to pay for the construction item (work and/or materials) which is completed and where reasonable evidence of such check payment to a third party is provided to Agent.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Co-Lender Agreement" means that certain Co-Lender Agreement of even date herewith among Lenders and Agent, as it may be amended, modified, supplemented, restated or replaced from time to time.

         "Collateral" means, at any time, any assets owned by the Borrower or any Guarantor that then are subject to a Mortgage or other security instrument in favor of the Agent as security for all or any part of the Obligations.

         "Collateral Base" is defined in Section 5.2.

         "Collateral Base Certificate" means a certificate in substantially the form attached hereto as Exhibit "D" and incorporated herein by this reference.

         "Commitment" means, for each of the Lenders, the obligation of such Lender to make Loans not exceeding the amounts set forth on Schedule "1" attached hereto and incorporated herein by this reference, as such amounts may be modified from time to time pursuant to the terms hereof.

         "Completion Percentage" means the percentage (in 5% increments rounded down to the nearest multiple of 5 and expressed as a decimal fraction) of construction completed as of the date of the Construction Status Report, based upon the actual field percentage of work completed for such Residential Unit, as determined by the Agent's inspection of the Residential Unit; provided, however, from and after written request by Agent to Borrower, Borrower shall provide Agent information reasonably satisfactory to Agent to determine the ratio of costs already incurred by Borrower for material and labor incorporated into the applicable Residential Unit to Borrower's total anticipated cost (reasonably estimated in good faith) to construct such Residential Unit, as said total anticipated costs are promptly adjusted from time to time to reflect changes in anticipated costs, and the Completion Percentage shall be based upon the lesser of (a) the actual field percentage of work completed for such Residential Unit, as determined by the Agent's inspection of the Residential Unit; and (b) the ratio of costs already incurred by Borrower for material and labor incorporated into the applicable Residential Unit to Borrower's total anticipated cost (reasonably estimated in good faith) to construct such Residential Unit, as said total anticipated costs are promptly adjusted from time to time to reflect changes in anticipated costs.

         "Consolidated Net Income" means, for any period, the combined Net Income (or loss) of the Obligated Group for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between or among the Obligated Group and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Obligated Group in accordance with GAAP.

         "Construction Line Commitment" means $20,000,000.

         "Construction Line" is defined in Section 5.1.

         "Construction Line Maturity Date" is defined in Section 5.1(c).

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract and reimbursement agreements with financial institutions (including Lenders) relating to letters of credit issued by such financial institutions for the account of Borrower.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Corporate Base Rate" means the rate of interest publicly announced from time to time by Agent as its "base rate" or, if Agent ceases to announce, or does not announce, a rate so designated, any similar successor rate designated by the Agent. Each change in the Corporate Base Rate shall be effective, without notice to Borrower, on the effective date of each such change by Agent. Borrower acknowledges that Agent may, from time to time, extend credit to other Persons at rates of interest varying from and having no relationship to the Corporate Base Rate. A certificate signed by any Vice President of Agent shall be conclusive evidence of the Corporate Base Rate at any given time.

         "Default Rate" means a rate per annum equal to the Floating Interest Rate plus 500 basis points, but in no event greater than the maximum contracted rate of interest available under applicable law. In the case of a Eurodollar Advance the maturity of which is accelerated, such Eurodollar Advance shall bear interest at the Eurodollar Rate plus 500 basis points until the next Eurodollar Advance Date, and thereafter at the Floating Interest Rate plus 500 basis points, but in no event greater than the maximum contracted rate of interest available under applicable law.

         "Discount Rate" means the rate per annum equal to the yield to maturity of Treasury Obligations determined on the date of prepayment.

         "Dollars" and the sign "$" each means lawful money of the United States of America.

         "Drop-Down Subsidiaries" means Monterey Homes Construction I, Inc., an Arizona corporation to be formed, and Monterey Homes Arizona I, Inc., an Arizona corporation to be formed.

         "EBITDA" means, for any period, an amount equal to (a) Consolidated Net Income for such period, plus (b) gross accrued interest expense of the Obligated Group on a consolidated basis (other than capitalized interest) during such period, plus (c) accruals for federal, state and local income taxes attributable to such Consolidated Net Income, plus (d) depreciation and amortization expense of the Obligated Group on a consolidated basis during such period.

         "Effective Date" means December 20, 1996.

         "Environmental Indemnity Agreement" means that certain Environmental Certification and Unsecured Environmental Indemnity Agreement of even date herewith from Borrower and Individual Guarantors in favor of Agent, as it may be amended, modified, supplemented, restated
or replaced from time to time, and any other Environmental Certification and Unsecured Environmental Indemnity Agreement required to be provided in accordance with this Agreement.

         "Environmental Laws" means any federal, state or local statute, ordinance, or regulation pertaining to health, industrial hygiene, or the environment, including, without limitation, the Comprehensive Environmental
Response, Compensation, and Liability act of 1980, as amended, 42 U.S.C. ss 9601, et seq. ("CERCLA"); the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss 6901, et seq. ("RCRA"); and the Arizona Environmental Quality Act, A.R.S. ss 49-201, et seq., the Arizona Hazardous Waste Management Act, as amended, A.R.S. ss 49-921, et seq., and all rules adopted and guidelines promulgated pursuant to the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Eurodollar Advance" means an Advance which bears interest at a Eurodollar Rate.

         "Eurodollar Advance Date" means the fifteenth day of any month or, if the fifteenth day of any month is not a Business Day, the next succeeding Business Day.

         "Eurodollar Base Rate" means the three month London interbank offered rate for U.S. dollar deposits (expressed as an annual rate) as of 11:00 a.m. (London time) two (2) Business Days prior to the Eurodollar Advance Date (rounded up to the nearest 1/16 of 1%, as quoted on Telerate page 3750 or on such replacement system as is then customarily used to quote the London interbank offered rate. If, on the date of determination, there is no quoted London interbank offered rate for U.S. dollar deposits, the Eurodollar Base Rate shall be determined as of the first calendar day thereafter that London interbank offered rates for U.S. dollar deposits are quoted. If two or more such rates appear on Telerate page 3750 or associated pages, the rate shall be the arithmetic mean of such offered rates (rounded up to the nearest 1/16 of 1%).

         "Eurodollar Interest Period" means, with respect to a Eurodollar Advance, a period of three months, commencing on any Eurodollar Advance Date selected by the Borrower pursuant to this Agreement and ending on (but excluding) the Eurodollar Advance Date of the month three months thereafter, but in no event ending after the Maturity Date of the applicable Loan.

         "Eurodollar Loan"  means  a  Loan  which bears interest at a Eurodollar
Rate.

         "Eurodollar Rate" means, with respect to a Eurodollar Advance, the sum of (i) the quotient of (a) the Eurodollar Base Rate divided by (b) one minus the Reserve Requirement (expressed as a decimal), plus (ii) the Applicable Margin.

         "Event" means an event, circumstance, condition or state of facts.

         "Event of Default" is defined in Section 14.1 hereof.

         "Federal Funds Effective Rate" means for any day an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Phoenix time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "First Mortgage" means a Mortgage in favor of Agent that (i) creates a lien that covers any Real Estate and all developments thereto and/or improvements thereon, whether existing at the time the lien is created or thereafter made, (ii) takes priority or precedence over all other liens and encumbrances to which the Real Estate is subject, except Permitted Exceptions, and (iii) must be satisfied before all other liens and encumbrances to which the Real Estate is subject are entitled to participate in the proceeds of any sale or other disposition of such Real Estate, except Permitted Exceptions.

         "Floating Interest Rate" means, with respect to a Floating Interest Rate Advance, a rate per annum equal to the sum of (i) the Corporate Base Rate, plus (ii) the Applicable Margin.

         "Floating Interest Rate Advance" means an Advance which bears interest at the Floating Interest Rate.

         "Floating Interest Rate Loan" means a Loan which bears interest at the Floating Interest Rate.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with those used in preparing the financial statements referred to in Section 11.3.

         "Governmental Authority" means any body politic, including without limitation the United States of America, the State of Arizona, and any other state, county, parish, city, town, township or municipality, and any subpart thereof or any Person(s) deriving their authority from any such body politic, including, without limitation, any department, agency, commission, board, division, bureau or office, or any subpart thereof, of any body politic.

         "Guarantor" or "Guarantors" means, prior to the Merger, Individual Guarantors, and after the Merger, Public Company and all of its Subsidiaries that are not Borrower.

         "Guaranty" or "Guaranties" means, individually and collectively, subject to the terms and conditions of this Agreement, from the Effective Date to the consummation of the Merger, the joint and several continuing guaranties of the Obligations by Individual Guarantors, and subject to the terms and conditions of this Agreement, after the Merger, the joint and several continuing guaranties of Public Company and all of its Subsidiaries and Affiliate entities that are not the Borrower.

         "Guidance Line Commitment" means $20,000,000.

         "Guidance Line" is defined in Section 7.1.

         "Guidance Loan" is defined in Section 7.1(b).

         "Guidance Line Maturity Date" is defined in Section 7.1(c).

         "Guidance Note" means, individually and collectively, the multiple advance promissory notes from Borrower to Lenders in the maximum amount of each Lender's Pro Rata Share of a Guidance Loan available for acquisition and on-site and off-site infrastructure development of Real Estate for a Project, and any amendments, modifications or supplements thereto and any note or notes taken wholly or partially in renewal or extension thereof or substitution or replacement therefor.

         "Hazardous Substances" means any toxic or hazardous wastes, pollutants or substances, including, without limitation, asbestos, PCBs, petroleum products and by-products, substances defined or listed as "hazardous substances" or "toxic substances" or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss 9061 et seq., hazardous materials identified in or pursuant to the Hazardous Materials Transportation Act 49 U.S.C. ss 1802 et seq., hazardous wastes identified in or pursuant to The Resource Conservation and Recovery Act, 42 U.S.C. ss 6901 et seq., any chemical substance or mixture regulated under the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. ss 2601 et seq., any "toxic pollutant" under the Clean Water Act, 33 U.S.C. ss 466 et seq., as amended, any hazardous air pollutant under the Clean Air Act, 42 U.S.C. ss 7401 et seq., and any hazardous or toxic substance or pollutant regulated under any other applicable federal, state or local Environmental Laws.

         "Improvements" means any equipment, structures, improvements, fixtures and buildings attached or affixed, or intended to be attached or affixed, to the Real Estate.

         "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease Obligations and (vi) liabilities and obligations under any sale/leaseback and receivable sales transactions. With respect to the Borrower, Indebtedness includes, without limitation, all Obligations.

         "Individual Guarantors" means William W. Cleverly, a married man dealing with his sole and separate property, and Steven J. Hilton and Benee Hilton, husband and wife.

         "Investment" of a Person means any loan, advance extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

         "Lender" or "Lenders" mean, individually or in the aggregate, Norwest Bank Arizona, National Association, and Bank One, Arizona, NA, and their respective successors and permitted assigns.

         "Letter of Credit" means a letter of credit issued by Norwest at the request of Borrower for the benefit of a Governmental Authority, in form and content satisfactory to Norwest, for the purposes of providing credit enhancement to assure installation of infrastructure improvements intended to be funded with proceeds from a Guidance Loan.

         "Liabilities" of a Person means all items included in the liability section of a balance sheet of that Person prepared in accordance with GAAP applied as of the date of calculation. Without limiting the generality of the foregoing, the term "Liabilities" shall include: (i) all Indebtedness secured by any Mortgage, lien, pledge, security interest, charge or encumbrance upon or in property owned by that Person, to the extent attributable to that Person's interest in the property, even though that Person has not assumed or become liable for the payment of the Indebtedness: (ii) contractual obligations for payment of marketing, advertising and promotion and deferred lot premiums, and
(iii) the aggregate amount of the reserves established on the books of that Person in respect of contingent Liabilities and other contingencies (except reserves which are properly treated as deductions from assets) and in any event shall include with respect to the Borrower the amount of all outstanding Loans.

         "Lien"  means  any lien  (statutory  or  other),  mortgage  (including, without limitation, purchase money mortgages), pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement and contractual obligations for payment of marketing, advertising and promotion and deferred lot premiums), but specifically excluding ad valorem real estate taxes, assessments, community facilities district and other similar improvement lien assessments not yet delinquent.

         "Loan" or "Loans" means, individually or in the aggregate, the Construction Line, any Guidance Loan and the Term Loan.

         "Loan Documents" means this Agreement, the Notes, any Mortgages, the Guaranties, the Securities Pledge Agreement, the Environmental Indemnity Agreement and any and all other instruments or documents now or hereafter delivered by the Borrower, the Guarantors, the Drop-Down Subsidiaries, the New Business Subsidiaries, Public Company or any of their Subsidiaries pursuant hereto, as such documents may be amended, modified, supplemented, restated or replaced from time to time.

         "Lot" means a subdivided parcel of Real Estate owned by Borrower in any Subdivision, held for development by Borrower and encumbered by a First Mortgage.

         "Lot Release Price" means the agreed-upon release price for each Lot under each Guidance Loan. The Lot Release Price for existing Projects is shown on each Guidance Loan Addendum and incorporated herein by this reference.

         "Lot Option Price" means ninety-five percent (95%) of the contracted for Lot release price provided in the applicable Option Contract, excluding any lot premium. The Lot Option Price for existing Projects is attached hereto as Exhibit "C" and incorporated herein by this reference.

         "Material Adverse Effect" means a material adverse effect on (i) the business, properties, assets, condition (financial or otherwise), results of operations, or prospects of (a) the Obligated Group, (b) the Borrower, taken as a whole, or (c) any entity comprising the Borrower, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

         "Maturity Date" means, with respect to each Note, the date upon which the outstanding principal amount of such Note, all accrued but unpaid interest thereof, and all other Obligations become due and payable, whether as a result of the occurrence of the stated maturity date or the acceleration of maturity pursuant to the terms of any of the Loan Documents.

         "Merger" means the merger of Borrowers with and into Public Company, which will be the surviving corporation of the merger, which is intended to occur on or about December 31, 1996.

         "Model Home" means a Residential Unit, completed or under construction, designated by Borrower as a model home.

         "Monthly Payment Date" means the tenth day of each calendar month.

         "Mortgage" means any mortgage, deed of trust or other security deed in Real Estate, or in rights or interests, including leasehold interests, in Real Estate.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "Net Book Value" means, with respect to an asset owned by a Borrower, the gross investment of that Borrower in the asset, less all reserves (including loss reserves and reserves for depreciation) attributable to that asset, all determined in accordance with GAAP.

         "Net Income" means, for any period, after-tax consolidated net income from continuing operations, less any extraordinary income, non-operating income (except interest income and income from collateral mortgage obligations) or non-cash income recorded by such Person as determined in accordance with GAAP and less any income from mortgage Subsidiaries or title company, escrow agent or title underwriter Subsidiaries.

         "Net Proceeds" means, in connection with the sale of any Lot or Residential Unit by the Borrower, the gross sales price less (a) all bona fide prorations and adjustments to the sales price required to be made pursuant to the terms of the Purchase Contract, (b) the aggregate amount of bona fide closing costs due to any Person that is not an Affiliate of the Borrower, and
(c) commissions actually paid to Borrower's sales representatives in connection with the sale of any Residential Unit not to exceed three percent (3%) of the gross sales price of such Residential Unit.

         "New Business Subsidiaries" means Monterey Homes Arizona, Inc., an Arizona corporation to be formed, and Monterey Homes Construction, Inc., an Arizona corporation to be formed.

         "Norwest" means Norwest Bank Arizona, National Association, and its successors and permitted assigns, in its capacity as Lender.

         "Note" or "Notes" means, individually and collectively, the promissory notes evidencing the Construction Line, the Guidance Loans and the Term Loan, completed, executed and delivered by the Borrower and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of any such promissory note.

         "Obligations" means all unpaid principal of, and accrued and unpaid interest on, the Notes, disbursements in respect of any Letter of Credit, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party arising under the Loan Documents.

         "Obligated Group" means the Borrower, the Drop-Down Subsidiaries, when formed, the New Business Subsidiaries, when formed and, after the Merger, the Public Company.

         "Option Contract" means any executory purchase and sale agreement or option agreement providing for the sale of Lots in a Subdivision by a bona fide third party Person to Borrower.

         "Other Amounts" means all amounts payable by Borrower to Lenders under this Agreement and any other Loan Document.

         "Owner's   Equity"  means  such  Person's   total  assets  minus  total
Liabilities, each as determined in accordance with GAAP.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Permitted Exceptions" means current taxes, assessments, community facilities district and other improvement lien assessments; statutory liens securing obligations not yet due, contractual obligations for payment of marketing, advertising and promotion costs not yet due, and contractual obligations for deferred lot premiums approved by Lenders and not yet due; easements, covenants, conditions and restrictions and other matters disclosed by any Title Policy obtained by Agent; and any matters customarily associated with residential real estate developments which do not secure the payment of money or do not otherwise have any Material Adverse Effect on the value, operation, marketability on sale of the property in question.

         "Person" means any natural person, corporation, firm, enterprise, trust, association, company, limited liability company, partnership, limited liability partnership, joint venture or other entity or organization, or any government or political subdivision or any agency, department, or instrumentality thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

         "Presold" means a Residential Unit subject to a Purchase Contract as of the date of determination.

         "Project" means a product line of Residential Units of substantially the same type design and price range that have been constructed, are under construction, or are to be constructed, within a Subdivision.

         "Pro Rata Share" means, for each Lender, the ratio that such Lender's Commitment bears to the Aggregate Commitment.

         "Public Company" means Homeplex Mortgage Investment Corporation, a Maryland corporation, which, as part of the Merger, will change its corporate name to Monterey Homes Corporation.

         "Purchase Contract" means a bona fide enforceable purchase contract for a Residential Unit executed by Borrower and a bona fide third party purchaser who is not an Affiliate of Borrower with no contingencies (except a financing contingency provided the purchaser has delivered a preliminary loan approval letter to Borrower, which is acceptable to Agent) and with a nonrefundable cash deposit from the purchaser of not less than two percent (2%) of the sale price of the Residential Unit, which Purchase Contract continues to be effective and which Borrower reasonably and in good faith believes will close.

         "Real Estate" means any interest in real property, including, without limitation, leasehold interests, together with all Improvements, now or hereafter located thereon, all privileges and other rights now or hereafter made appurtenant thereto, and all easements and rights of way, public or private, now or hereafter used in connection therewith, all tenements, hereditaments, rights, benefits, privileges, water, water rights, shares of stock evidencing water rights, oil, gas, minerals and appurtenances now or hereafter belonging or in any manner appurtenant thereto, and all the reversions, remainders, rents, issues and profits thereof.

         "Recent Balance Sheet" is defined in Section 11.5.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided. however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Reserve Requirement" means the reserve requirement for member banks of the Federal Reserve System pursuant to Regulation D.

         "Residential Unit" means a Lot with a residential housing unit located thereon, or intended to be located thereon, that is (or, upon completion of construction thereof, will be) available for sale.

         "Risk-Based Capital Guidelines" means the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Securities" of any Person means equity securities and debt securities and any other instrument commonly understood to be a security issued by that Person.

         "Securities Pledge Agreement" means, prior to the Merger, those certain Securities Account Pledge and Security Agreements of even date herewith from Individual Guarantors in favor of Agent, together with the Acknowledgment of Control of Pledged Securities from Norwest Bank Arizona, National Association, as Account Holder, and after the Merger, that certain Securities Account Pledge and Security Agreement dated as of the effective date of the Merger from Public Company in favor of Agent, together with the Acknowledgment of Control of Pledged Securities from PaineWebber Incorporated, as Account Holder.

         "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "Spec" means either (i) a Residential Unit under construction or completed (other than a Model Home) that is not subject to a Purchase Contract thereon or (ii) a Residential Unit that is subject to a Purchase Contract under which there exists any contingency which has not been removed to the satisfaction of Agent.

         "Subdivision" or "Subdivisions" means, individually or collectively, Rancho Vistoso (55' and 70'), Lincoln Place, Palos Verde, Scottsdale Country Club, Portales, Tierra Bella, including Chama Lots 34 and 35 (Construction Line only), Eagle Mountain, Sunridge Canyon, Grayhawk, Canada Vista, Castle Rock A (Construction Line only), Castle Rock F and Castle Rock G, and any other subdivision approved by Lenders as provided herein.

         "Subordinated Debt" of a Person means any Indebtedness of that Person which by its terms is subordinated, in form and substance and in a manner satisfactory to Agent, in lien and right of payment to the prior payment in full of the Obligations.

         "Subsidiary" of a Person means (i) any corporation of which more than 50% of the outstanding Securities having ordinary voting power shall at the time be owned or controlled, directly or indirectly, by such Person, by one or more of such Person's Subsidiaries, or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization of which more than 50% of the ownership interests having ordinary voting power shall at the time be owned or controlled, directly or indirectly, by such Person, by one or more of such Person's Subsidiaries, or by such Person and one or more of its Subsidiaries.

         "Tangible Assets" means, as of any date of determination, the consolidated assets of the Obligated Group as shown on its consolidated balance sheet, minus all assets classified as intangible assets under GAAP, including, without limitation, goodwill, trademarks, trade names, service marks, copyrights, patents, licenses, permits, covenants not to compete, and rights related thereto, minus any stock or other securities or evidences of indebtedness of any other Person, any loans or advances to any other Person, or any investment or interest whatsoever in any other Person, including specifically, but without limitation, any partnership or joint venture.

         "Term Loan Maturity Date" is defined in Section 6.1(c).

         "Term Note" is defined in Section 6.1(c).

         "Termination Date" means December 19, 1998.

         "Title Policy" means an ALTA Lender's Title Policy (1992), with Form 3R, 5, 6, 7 (deleting creditors' rights exception), 8.1, patent and water rights endorsements or equivalent, and such other endorsements as Agent shall require, in an amount and by a title insurance company satisfactory to Lenders insuring the applicable First Mortgage in Agent's favor to be a valid first lien and encumbrance on the Real Estate, Lots and/or Residential Units described therein, subject only to the Permitted Exceptions.

         "Total Draws" means, with respect to the Construction Line, the total amount of Advances made with respect to a particular Residential Unit in the Collateral Base, including, without limitation, interest payments made directly by Agent from the interest reserve established in connection with each Residential Unit in the Collateral Base.

         "Type" means, with respect to any Advance, its nature as a Floating Interest Rate Advance or Eurodollar Advance.

         "Unaudited Financial Statements" is defined in Section 11.3(b).

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such

Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

         "Unmatured Default" means an Event that with the giving of notice and/or passage of time, if not cured, would constitute an Event of Default.

         1.2. Computation of Time Periods. For the purposes of this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

         1.3. Accounting Terms. All accounting terms used and not specifically defined herein shall be construed in accordance with GAAP.


2. EXISTING LOANS

         2.1. Outstanding Loans; Payment Upon Effective Date.

                  (a) Borrower acknowledges with respect to the amounts owing to Lenders by Borrower or by Subsidiaries under any prior credit agreements that Borrower or Subsidiaries have no offset, defense or counterclaim with respect thereto, no claim or defense in abatement or reduction thereof, nor any other claim against Lenders or with respect to any document forming part of the transaction in respect of which prior credit agreements were made or forming part of any other transaction under which Borrower or any of the Subsidiaries is indebted to Lenders. Borrower acknowledges that all interest imposed under any such prior credit agreements through the Effective Date, and all fees and other charges that have been collected from or imposed upon Borrower or Subsidiaries with respect to the loans evidenced by prior credit agreements (including the effective rate of interest which said fees and charges may represent), were and are agreed to, and were properly computed and collected, and that Lenders have fully performed all obligations that they may have had or now have to Borrower and Subsidiaries. As of the date of this Agreement and prior to the funding of any Advances hereunder, the outstanding principal balance, accrued and unpaid interest and other charges due under all prior credit agreements between Borrower and its Subsidiaries and Norwest is $11,614,135.61. As of the date of this Agreement and prior to the funding of any Advances hereunder, the outstanding principal balance, accrued and unpaid interest and other charges due under all prior credit agreements between Borrower and its Subsidiaries and BOAZ is $6,006,713.89 (collectively, the "Existing Loans").

                  (b) On the Effective Date, the Lenders shall severally make an Advance to the Borrower in the aggregate amount of the then outstanding principal amount of the Existing Loans (but, as to each Lender, not exceeding the amount of its Aggregate Commitment), the proceeds of which shall be applied by the Borrower to repay the Existing Loans in full.

                  (c) The Loans are being made to refinance the Existing Loans and other existing indebtedness of Borrower. It is the intention of the parties that Lenders will be subrogated to, and succeed to, the lien priority of all prior lenders.


3. CONDITIONS PRECEDENT

         3.1. Conditions of Effectiveness. This Agreement shall become effective when the Lenders shall have received counterparts of this Agreement executed by the Borrower and each of the Lenders; provided, however, that the Lenders shall not be required to make the initial Advance hereunder, unless and until the Agent shall have received each of the documents specified in subsections (a) -
(p) below (with all documents required below, except as otherwise specified, to be dated the date of receipt thereof by the Agent, which date shall be the same for all such documents), and each of such documents to be in form and substance satisfactory to the Agent, and the conditions specified in subsections (q) and
(r) below shall have been satisfied:

                  (a) Payoff statements from all of Borrower's existing lenders which set forth all amounts owed by the Borrower to the existing lenders.


                  (b) The Notes evidencing the Loans to be made hereunder.

                  (c) The Mortgages encumbering all of the Real Estate, Lots and Residential Units for the benefit of Agent.

                  (d) Solvency Certificates from each Borrower.

                  (e) The Guaranties.

                  (f) The Securities Pledge Agreement.

                  (g) The Environmental Indemnity Agreement.

                  (h) The Title Policy(ies) (or an irrevocable commitment by the title insurance underwriter to issue such Title Policy) in the aggregate amount of $29,757,045.00.

                  (i) The favorable written opinion by counsel for the Borrower, dated the Effective Date, addressed to the Lenders and in form and substance satisfactory to the Agent. The Borrower hereby instructs its counsel to prepare its opinion and deliver it to Lenders for their benefit, and such opinion shall contain a statement to such effect.

                  (j) The following  supporting  documents  with respect to each
Borrower: (i) a copy of its certificate of incorporation, certified as of a current date to be a true and accurate copy by the appropriate Governmental Authority of its state of incorporation; (ii) a certificate of the appropriate Governmental Authority, dated as of a date reasonably close to the Effective Date, as to its existence and good standing; (iii) a certificate of the appropriate Governmental Authority of each jurisdiction, other than its state of incorporation, in which it does business, as to its qualification as a foreign corporation; (iv) a copy of its by-laws, certified by its Secretary or Assistant Secretary to be a true and accurate copy of its by-laws in effect on the Effective Date; (v) a certificate of its Secretary or Assistant Secretary, dated the Effective Date, as to the incumbency and signatures of its officers who have executed any documents in connection with the transactions contemplated by this Agreement; (vi) a copy of resolutions of its Board of Directors, certified by its Secretary or Assistant Secretary to be a true and accurate copy of resolutions duly adopted by the Board of Directors that are in full force and effect on the Effective Date, authorizing the execution and delivery by it of this Agreement, the Notes and the other Loan Documents and the performance by it of all its obligations thereunder; and (vii) such additional supporting documents and other information with respect to its operations and affairs as the Agent may reasonably request.

                  (k) A certificate signed by a duly authorized officer of each Borrower certifying: (i) that the representations and warranties of the Borrower contained in Article 11 hereof are correct and accurate on and as of the date of that certificate as though made on and as of that date, (ii) that no Event has occurred and is continuing which constitutes an Event of Default or Unmatured Default hereunder, (iii) copies of each Option Contract and security instrument given by Borrower to the optionor under any such Option Contract, as true, correct and complete copies of the original documents; and (iv) such other matters as Lenders shall request.

                  (l) The projected average quarterly absorption of all Lots to be refinanced with each Guidance Loan under the Guidance Line as of the Effective Date, in form and substance satisfactory to Lenders.

                  (m) The Collateral Base Certificate to be effective as of the Effective Date, as required pursuant to Section 5.2(d).

                  (n) Current Uniform Commercial Code lien, litigation and judgment searches from the applicable Governmental Authority or a search company or on-line service satisfactory to Agent, in each jurisdiction where Borrower is transacting business and in its state of incorporation, satisfactory to Lenders in their sole and absolute discretion.

                  (o) Written disbursement instructions, signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may reasonably request.

                  (p) Such other documents as any Lender or its counsel may reasonably request.

                  (q) There shall not have occurred any changes in the consolidated financial condition or results of operations of the Borrower from that reflected in the financial statements dated September 30, 1996, which have, or reasonably could be expected to have, in the judgment of the Lenders, a Material Adverse Effect on the Borrower's operations, taken as a whole.

                  (r) The Existing Loans and all of the other credit arrangements relating to the Collateral shall have been simultaneously repaid in full from the proceeds of the initial Advance hereunder and any credit agreements in connection with the Existing Loans and all other credit arrangements relating to the Collateral shall have been terminated.

         3.2. Conditions Precedent to All Borrowings After the Merger.

                  (a) The Lenders shall not be required to make any Loan on or after the effective date of the Merger unless on or prior to the applicable Borrowing Date:

                           (i)   Lenders   shall  have   received   an  executed
Assignment and Assumption Agreement from Borrower, as assignor, and the Drop-Down Subsidiaries, as assignee, in form and substance satisfactory to Lenders, together with such corporate resolutions, officers' certificates, attorneys' opinions, solvency certificates, and other documentation as Lenders shall require.

                           (ii) Lenders shall have  received (A) the  Securities
Pledge Agreement from Public Company and evidence that there are cash and Cash Equivalents with a market value of no less than the then outstanding principal balance of the Term Loan in the securities account referred to therein (or, to the extent of any shortfall, Borrower has unused availability under the Construction Line equal to or greater than such shortfall based upon the latest Construction Status Report and Collateral Base Certificate and all conditions to such Construction Line Advances have been satisfied), (B) Guaranties from Public Company and all of the direct and indirect Subsidiaries of Public Company that are not Borrower, and (C) the Environmental Indemnity Agreement from Public Company and all of the direct and indirect Subsidiaries of Public Company, that are not Borrower, and in each case in form and substance satisfactory to Lender, together with such corporate resolutions, officers' certificates, solvency certificates, attorneys' opinions and other documentation as Lenders shall require.

                           (iii) the Agent shall have received a certified  copy
of the Articles of Merger from the applicable Governmental Authorities of the States of Arizona and Maryland, and any other documents or instruments filed with any Governmental Authority with respect to the Merger and any subsequent amendments to the Certificate of Incorporation of Public Company.

                           (iv)  Lenders  shall  have  a  received  opinions  of
counsel that the Merger has been duly approved by the Board of Directors and shareholders of the constituent corporations, the Articles of Merger have been duly filed with the applicable Governmental Authorities and the Merger has become effective.

                           (v)  Lenders  shall have  received  such  opinions of
counsel with respect to the due formation, corporate authority, execution and delivery and enforceability of the Loan Documents, and such other matters as Lenders or their respective counsel may require, with respect to the Drop-Down Subsidiaries, the Public Company and the Subsidiaries.

         3.3. Conditions Precedent to All Borrowings.

                  (a) The Lenders shall not be required to make any Advance (or any continuation of an existing Borrowing) or issue a Letter of Credit, unless on the applicable Borrowing Date:

                           (i) all of the matters  described in Section 3.1 have
been satisfied,  and, after the Merger,  all of the matters described in Section
3.2 have been satisfied.

                           (ii)  the  Agent  shall  have   received   notice  of
Borrower's  request for the Advance with respect thereto as provided in Sections
8.2 and 8.13, if applicable, and such other approvals, opinions or documents as the Agent may reasonably request;

                           (iii)  the  representations  and  warranties  of  the
Borrower contained in Article 11 hereof are true and correct as of such Borrowing Date; provided, however, that for the purposes hereof, (A) from and after the date of delivery by the Borrower pursuant to Section 12.4 (a) of their consolidated financial statements for the year ended December 31, 1996, the references in Section 11.3(a) to "Audited Financial Statements" shall be deemed to be references to the annual audited financial statements most recently delivered by the Borrower pursuant to Section 12.4(a) as of the date of the request for an Advance; and (B) from and after that date of delivery by the Borrower pursuant to Section 12.4(b) of their financial statements for the period ended October 31, 1996, the references in Section 11.3(b) to "Unaudited Financial Statements" shall be deemed to be references to the monthly or quarterly unaudited financial statements most recently delivered by the Borrower pursuant to Sections 12.4(b) or (c) as of the date of that request for an Advance;

                           (iv) All legal matters incident to the making of such
Advance shall be satisfactory to the Lenders and their counsel;

                           (v)  The  Agent   shall   have   prepared  a  current
Construction Status Report and a current Collateral Base Certificate from Borrower;

                           (vi) There  exists no Event of  Default or  Unmatured
Default;

                           (vii) The  making of the  Advance  will not cause the
outstanding principal amount of the Construction Line to exceed the Collateral Base or the Construction Line Commitment, or the making of the Advance will not cause the outstanding principal amount of the Guidance Loans, plus any outstanding Letter of Credit commitments, plus the applicable interest reserves, to exceed the Guidance Line Commitment, as applicable, nor will the making of the Advance result in any Event of Default or Unmatured Default;

                           (viii) Each Subsidiary of any member of the Obligated
Group shall have executed and delivered to Agent a Guaranty in form and substance satisfactory to Lender; and

                           (ix) If the  merger has not  occurred  on or prior to
March 31, 1996, then, on such date, Individual Guarantors shall contribute as paid-in capital, and/or advance as Subordinated Debt with no interest or principal payments required so long as the Loans are outstanding or Lenders have any obligation to make Advances or issue Letters of Credit, an aggregate amount equal to the greater of (i) $4,000,000 or (ii) the then outstanding indebtedness under the Term Loan.

                  (b) Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that all of the conditions contained in this Section 3 have been satisfied.


4. THE GENERAL TERMS OF THE LOANS

         4.1.  Loan  Structure.   The  Loans  shall  consist  of  the  following
components, and Advances for each of the components shall be limited to the purposes specified herein unless Lenders shall expressly agree otherwise:

                  (a) The Construction Line described in Article 5.

                  (b) The Term Loan described in Article 6.

                  (c) The Guidance Line described in Article 7.

         4.2. Maximum Amount of All Loans. The maximum principal amount of outstanding Advances shall not at any time exceed $46,052,500.00.

         4.3. Ratable Loans. Each Advance shall be made by the several Lenders ratably in their respective Pro Rata Shares.

         4.4. Types of Advances, Final Maturity.

                  (a) The Advances may be Floating Interest Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Section 8.2.

                  (b) All Obligations shall be fully repaid and satisfied by the Borrower on or before the applicable Maturity Date or shall become due and payable pursuant to Section 14.1 below.

                  (c) The maximum number of Eurodollar Loans outstanding at any time shall not exceed five (5).

         4.5. Guaranties. On the Effective Date, Individual Guarantors will deliver to Lenders their joint and several Guaranties of the Obligations, and, upon satisfaction of all conditions precedent in Section 3.1 hereof, all prior guaranties of Individual Guarantors with respect to the Existing Loans are hereby terminated. Provided that no Event of Default or Unmatured Default has occurred and is continuing, after the effectiveness of the Merger, Public Company and all of its direct and indirect Subsidiaries that are not Borrower, will deliver to Lenders their joint and several Guaranties of the Obligations and, if the Term Loan remains outstanding, the Securities Pledge Agreement from Public Company, together with evidence that the securities account referenced therein contains cash and Cash Equivalents equal to the then outstanding principal balance of the Term Loan, and the Environmental Indemnity Agreement, and, subject to the terms and conditions of this Agreement, Lenders shall, immediately upon satisfaction of the conditions set forth in Section 3.2 of this Agreement, cancel and return the Guaranties of Individual Guarantors and terminate the Securities Pledge Agreements from, and Environmental Indemnity Agreement with respect to, the Individual Guarantors. Agent shall execute such documents and instruments as the Individual Guarantors shall reasonably request to evidence the cancellation and termination of the Guaranties, the Securities Pledge Agreement and the Environmental Indemnity Agreement with respect to the Individual Guarantors.

         4.6. Collateral. The Guaranty of William W. Cleverly is secured by cash and/or Cash Equivalents in an amount equal to one-half (1/2) of the outstanding principal balance of the Term Loan, and the Guaranty of Steven J. Hilton and Benee Hilton is secured by cash and/or Cash Equivalents in an amount equal to one-half (1/2) of the outstanding principal balance of the Term Loan. After the effectiveness of the Merger, Public Company will deliver to Agent a Securities Pledge Agreement, and an Acknowledgment of Pledged Securities from PaineWebber Incorporated, as Account Holder, with respect to Public Company's securities account holding an amount equal to no less than the then outstanding principal balance of the Term Loan, in cash and/or Cash Equivalents, and provided that no Event of Default or Unmatured Default has occurred and is continuing, Lender shall release its lien and security interest in the securities accounts of Individual Guarantors. Agent shall execute such documents and instruments as Individual Guarantors shall reasonably request to evidence the cancellation and termination of the Guaranties and Securities Pledge Agreement.

         4.7. Single Obligation. All of the Loans shall constitute one general obligation secured by Agent's security interest in all the Collateral and by all other security interests, liens, claims and encumbrances, now, or at any time hereafter, granted by Borrower to Agent. All of the rights of Agent and Lenders set forth in this Agreement shall apply to any modification, amendment, supplement or restatement of this Agreement and the other Loan Documents


5. MASTER CONSTRUCTION LINE

         5.1. The Construction Line. Subject to the terms and conditions of this Agreement, Lenders agrees to make available to Borrower a construction line of credit (the "Construction Line") as follows:

                  (a) Amount. The maximum principal amount outstanding shall not exceed the Construction Line Commitment.

                  (b) Purpose. The Construction Line Commitment will be available to Borrower on a revolving basis to finance Lot Release Prices, Lot Option Prices and construction of Presolds, Specs and Model Homes in the Projects.

                  (c) Evidence of the Construction Line. The Construction Line Commitment will be evidenced by revolving credit promissory notes from Borrower to Lenders in the amount of each Lender's Pro Rata Share of the Construction Line Commitment, and any amendments, modifications or supplements thereto and any note or notes taken wholly or partially in renewal or extension thereof or substitution or replacement therefor. Each Advance under the Construction Line shall bear interest in accordance with this Agreement and shall be payable in monthly installments of interest only on each Monthly Payment Date, beginning on January 10, 1997 ("Starting Date"), with the entire unpaid principal balance plus accrued interest due and payable, absent earlier acceleration, on the June 19, 2000 (the "Construction Line Maturity Date").

                  (d) Advances. From and including the Effective Date, and prior to the Maturity Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of Borrower herein, to make Advances to or on behalf of Borrower, as Borrower shall request, but in no event more frequently than four (4) times per calendar month, provided immediately upon the disbursement of each Advance, the outstanding principal balance of the Construction Line does not exceed the lesser of the Collateral Base or the Construction Line Commitment. Subject to the terms and conditions hereof, Borrower may borrow, prepay and reborrow under this Section 5.1(d) so long as the principal balance of the Construction Line at any time outstanding does not exceed the lesser of the Collateral Base or the Construction Line Commitment. Borrower shall repay the unpaid principal amount of the Loan, all accrued interest thereon, and any other amount outstanding hereunder on or before the Construction Line Maturity Date.

                  (e) Mandatory Principal Payments. Upon the conveyance of any Residential Unit subject to a Mortgage in favor of Agent and at such time as any Residential Unit may no longer be included in the Collateral Base, Borrower shall pay to Agent an amount equal to the Total Draws with respect to such Residential Unit. Upon the occurrence of an Event of Default or Unmatured Default and during the continuance thereof, upon the conveyance of any Residential Unit subject to a Mortgage in favor of Agent, Borrower shall pay to Agent an amount equal to the Net Proceeds of such sale.

                  (f) Optional Principal Payments. The Construction Line or any portion thereof may be prepaid at any time in any amount without premium or penalty. Notice of prepayment and payment shall be made to Agent prior to 10:00 a.m., Phoenix time, on any Business Day.

                  (g) Unused Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Lender an unused commitment fee (the "Unused Commitment Fee") of 25 basis points per annum on the weekly (as determined on the last Business Day of each week) weighted average unborrowed and unused portion of such Lender's Construction Line Commitment (i.e., after deducting from the Construction Line Commitment of such Lender the outstanding amount of all Loans under the Construction Line made by such Lender) from the Effective Date to and including the Construction Line Maturity Date (to be prorated for any partial calendar quarter). The Unused Commitment Fee shall be payable quarterly in arrears as of the end of March, June, September and December and the Construction Line Maturity Date, and on or before ten (10) days after delivery of a written statement from Agent of the amount of the Unused Commitment Fee. Borrower's obligation to pay the Unused Commitment Fee shall be secured by the Collateral.

                  (h) Loan Fee. The Borrower agrees to pay to the Agent for the account of each Lender a loan fee (the "Construction Line Loan Fee") of 45 basis points per annum on the weekly (as determined on the last Business Day of each week) weighted average outstanding Advances from the Effective Date to and including the Termination Date, payable quarterly in arrears as of the end of March, June, September and December and the Construction Line Maturity Date, and on or before ten (10) days after delivery of a written statement from Agent of the amount of the Construction Line Loan Fee. Borrower's obligation to pay the Construction Line Loan Fee shall be secured by the Collateral.

         5.2. Collateral Base. The Collateral Base shall equal the sum of the amounts described in Subsections (a), (b) and (c) below (the "Collateral Base"):

                  (a) For all Presolds (excluding those Residential Units that were previously included in the Collateral Base as Specs), the product of the following:

                           (i) the lesser of the following:
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
                                    (A) eighty  percent  (80%) of the  Appraised
Value of the Residential Unit's Base Plan, or

                                    (B) the sum of (i) ninety-five percent (95%)
of the Agreed Cost of such Residential Unit's Base Plan Budget plus (ii) sixty percent (60%) of the agreed value of the Approved Upgrades, multiplied by

                           (ii) such Residential  Unit's Completion  Percentage,
as calculated by Agent as set forth herein, plus

                  (b) For all Residential Units that are initially Specs, and for all Presolds that become Specs (after the expiration of nine month period applicable to Presolds), the product of the following:

                           (i) the lesser of the following:

                                    (A)   seventy-five   percent  (75%)  of  the
Appraised Value of the Residential Unit's Base Plan, or

                                    (B) the sum of (i) eighty-five percent (85%)
of the Agreed Cost of such Residential Unit's Base Plan Budget plus (ii) sixty percent (60%) of the agreed value of the Approved Upgrades, multiplied by

                           (ii) such Residential  Unit's Completion  Percentage,
as calculated by Agent as set forth herein, plus

                  (c) For all Model Homes, the product of the following:

                           (i) the lesser of the following:

                                    (A) eighty  percent  (80%) of the  Appraised
Value of the Model Home, including Lot, or

                                    (B) ninety  percent (90%) of the actual cost
of the Model Home, excluding furniture and other furnishings, multiplied by

                           (ii) such  Model  Home's  Completion  Percentage,  as
calculated by Borrower and confirmed from time to time by Agent as set forth herein.

                  (d) The Collateral Base shall be determined monthly based on the Construction Status Report and shall be calculated by Agent on the Collateral Base Certificate. The Collateral Base applicable to the reporting month shall not be revised until receipt by Agent of the next monthly
Construction Status Report and inspections of the Residential Units. No Residential

Units not then included in the Collateral Base shall be eligible for inclusion in the Collateral Base after the Termination Date. On the Termination Date, the Construction Line shall cease to be a revolving commitment and from and after such date Lenders shall not be obligated to include any new Residential Units within the Construction Line and shall not be obligated to make any Advance for new Residential Units for which an Advance has not already been made; provided, however, Borrower shall continue to be entitled to Advances for Residential Units for which an Advance has already been made in accordance with the terms of this Agreement.

         5.3. Limitations on Residential Units in Collateral Base.

                  (a) Notwithstanding anything to the contrary contained in subsections (b) and (c) below, the total of all Residential Units that are Model Homes or Specs shall not exceed six (6) Residential Units in any Project (with any excess being excluded from the Collateral Base). If, at any time, a Presold becomes a Spec and, at the time of the delivery of the next Construction Status Report and Collateral Base Certificate, there are more than six (6) Model Homes and Specs combined in such Project (including the Presold(s) that became Spec(s)), Borrower shall determine which Specs or Model Homes to exclude from the Collateral Base and Borrower shall pay to Agent the amount of the Total Draws with respect to such Residential Unit(s). So long as Borrower has not requested that the Mortgage in favor of Agent with respect to such Residential Unit be released and reconveyed, if such Residential Unit subsequently becomes a Presold or there are less than six (6) Model Homes and Specs combined in such Project, Borrower may thereafter include such Residential Unit in the next Construction Status Report and Collateral Base Certificate for purposes of determining the Collateral Base; provided, however, for purposes of determining the period of time that such Residential Unit may thereafter remain in the Collateral Base, the period of time that such Residential Unit was previously included in the Collateral Base shall be included.

                  (b)  Notwithstanding  anything to the  contrary  contained  in
Section 5.2(a) above, a Presold may only remain in the Collateral  Base for nine
(9) months from the first inclusion of such Residential Unit in the Collateral Base; provided, however, Borrower may thereafter continue to include a Presold in the Collateral Base for an additional three (3) months (and shall denote such inclusion on the Construction Status Report and the Collateral Base Certificate) if the Purchase Contract continues to be effective and Borrower reasonably and in good faith believes the sale of the Residential Unit will close in accordance with the Purchase Contract. Any Presold included in the Collateral Base for twelve (12) months shall thereafter be excluded from the Collateral Base and Borrower shall pay to Agent the amount of the Total Draws with respect to such Residential Unit.

                  (c)  Notwithstanding  anything to the  contrary  contained  in
Section 5.2(b) above, but subject to Section 5.3(a) above, a Spec, or a Presold that becomes a Spec, may only remain in the Collateral Base for twelve (12) months (including any period of time that such Residential Unit was a Presold); provided, however, Borrower may thereafter continue to include a Spec in the Collateral Base for two consecutive additional ninety (90) day periods provided that Borrower makes a ten percent (10%) principal curtailment payment for each ninety (90) day period, concurrently with the delivery of the first Collateral Base Certificate on or after the expiration of the period for inclusion of such Spec in the Collateral Base and concurrently with the delivery of the first Collateral Base Certificate on or after the expiration of the first 90-day extension period, as the case may be. Any Residential Unit that is or becomes a Spec and has been included in the Collateral Base for twelve (12) months (and one or both of the extension periods have lapsed, if applicable) shall thereafter be excluded from the Collateral Base and Borrower shall pay to Agent the amount of the Total Draws (less any curtailment payments made by Borrower) with respect to such Residential Unit. If a Presold becomes a Spec, on the later of delivery of the first Collateral Base Certificate after such Residential Unit has been included in the Collateral Base for nine (9) months or delivery of the first Collateral Base Certificate after such Presold becomes a Spec, Borrower shall pay to Agent any amount necessary to reduce the Total Draws with respect to such Residential Unit to comply with the Collateral Base requirements for Specs in Section 5.2(b).

                  (d)  Notwithstanding  anything to the  contrary  contained  in
Section 5.2(c) above, but subject to Section 5.3(a) above, a Model Home may only remain in the Collateral Base for twenty-four (24) months; provided, however, Borrower may thereafter continue to include a Model Home in the Collateral Base for one additional twelve (12) month period provided that Borrower makes a fifteen percent (15%) principal curtailment payment concurrently with the delivery of the first Collateral Base Certificate on or after the expiration of the period for inclusion of such Residential Unit in the Collateral Base. Any Model Home that has been included in the Collateral Base for twenty-four (24) months (and the extension period has lapsed, if applicable) shall thereafter be excluded from the Collateral Base and Borrower shall pay to Agent the amount of the Total Draws (less any curtailment payments made by Borrower) with respect to such Residential Unit.

         5.4. Monthly Construction Status Report to Agent. On or before the fifth (5th) Business Day prior to the end of each calendar month during the term of this Agreement, Borrower shall deliver to Agent a report of new Residential Units to be added to the Collateral Base (with the Residential Unit's designation as a Presold, Spec or Model Home), any Presolds that are no longer subject to a Purchase Contract and any Residential Units previously included in the Collateral Base that Borrower desires to now exclude from the Collateral Base, and based upon the foregoing information, Agent will prepare a report substantially in the form attached hereto as Exhibit "E" and incorporated herein by this reference, or in a form otherwise approved by Borrower and Agent (the "Construction Status Report"). To the extent not previously delivered to Agent, there shall be delivered to Agent with Borrower's report referenced above (a) a copy of each Purchase Contract, including any addenda or schedules thereto, setting forth the purchase price thereof, the date of the Purchase Contract, the location of the applicable Residential Unit, the signatures of the purchaser and Borrower and any applicable Lot premium, options, extra items, upgrades, etc.; (b) a copy of the preliminary loan approval executed by the lender or mortgage broker under the Purchase Contract, if applicable; (c) if requested by Agent, a copy of escrow instructions, if any, relating to each such Purchase Contract; and (d) if requested by Agent, a copy of the building permits for each Residential Unit to be added to the Collateral Base. Agent shall verify that it has satisfactory evidence that a First Mortgage in favor of Agent, subject only to the Permitted Exceptions, has been recorded as a Lien against each Residential Unit included in the Collateral Base, Agent has received an appraisal for each such Residential Unit's Base Plan and Agent has received the Title Policy commitment with respect to each such Residential Unit, all in form and substance acceptable to Agent.

         5.5. Inclusion in Collateral Base. No Residential Unit shall be included in the Collateral Base until such time as:

                  (a) The First Mortgage in favor of Agent encumbering said Residential Unit shall have been recorded, and Agent shall have received a Title Policy or an irrevocable commitment from the title insurer to issue the Title Policy, evidencing a first lien and security interest in the Residential Unit, subject only to the Permitted Exceptions;

                  (b) An appraisal setting forth an Appraised Value to be used with respect to such Residential Unit's Base Plan has been received and approved by Lenders;

                  (c) A Phase 1 Environmental Report and additional environmental reports or assessments, if required by Agent, with respect to the Project in which the Residential Unit is located have been received and approved by Lenders.

                  (d) Such other documentation as the Agent may reasonably request (including, without limitation, an Assignment of Leases, Rents and Profits, UCC-1 Financing Statements, collateral assignments of agreements relating to the Residential Unit, a survey or plat of the property, and insurance certificates naming the Agent under a mortgagee endorsement which is acceptable to Agent).

         5.6. Inspections. Agent will contract with independent inspectors, or use its internal inspecting engineers (and charge Borrower such amount as Agent determines to be reasonable compensation for such internal inspecting engineers) to conduct monthly inspections of the Residential Units included in the Collateral Base and Borrower shall pay the cost of such inspections and any inspections undertaken by or on behalf of Agent or any Lender after the occurrence, and during the continuance, of an Unmatured Default or an Event of Default. In addition to such inspections, Agent, at its own expense and at any time, shall be entitled to send its officers or inspecting engineers to each Project for inspections to review the status of construction and to prepare the Construction Status Reports and determine the Completion Percentage.

         5.7. Collateral Base Adjustments. The Collateral Base shall be determined each month based upon the current Construction Status Report. Agent shall adjust the Collateral Base during each calendar month, on or before the later of (a) the eighth (8th) calendar day of each calendar month or (b) fifteen
(15) calendar days after Agent's receipt from Borrower of the information necessary to complete the Construction Status Report and the Collateral Base Certificate, as required to reflect (i) any release of a Residential Unit included in the Collateral Base from the Collateral, (ii) any change in status of a Residential Unit, and (iii) after notice to Borrower, any Event known to Agent which results in any Residential Unit included in the Collateral Base becoming ineligible for inclusion in the Collateral Base. Agent's calculation of the Collateral Base shall be conclusive and binding on Borrower upon readjustment, absent manifest error. If the outstanding Advances under the Construction Line exceed the maximum availability under the Collateral Base, Borrower shall, upon telephonic notice from Agent, immediately repay all amounts necessary to reduce the outstanding Advances under the Construction Line to the Collateral Base and/or pay to Agent the amount of the Total Draws with respect to any Residential Unit no longer included in the Collateral Base.

         5.8. Defective Work. Agent may withhold from any Advance or, on account of subsequently discovered evidence, withhold from a later Advance, as Agent in its discretion considers necessary to protect Lenders from loss on account of
(i) defective work on the Lots or Residential  Units that has not been remedied,
(ii) any obligation required by this Agreement or the Loan Documents to have been performed that has not been performed, (iii) liens filed against the Lots or Residential Units, which are not being disputed in accordance with Section 12.3, (iv) failure of Borrower to make payments to the contractors or contractor's failure to pay subcontractors for material or labor, which are not being disputed in accordance with Section 12.3, or (v) a reasonable doubt by Agent that development of the Lots or construction of the Residential Units can be completed for the undisbursed proceeds of the Loan.

         5.9. Budget Shortfall. In the event that the applicable Loan amount or so much thereof as Lenders are obligated to Advance is not sufficient in Agent's sole judgment to pay ninety-five percent (95%) of all costs contained in the Base Plan Budget, or other costs necessary to complete the Lots or Residential Units, Borrower shall be solely responsible to provide sufficient funds to pay all costs not Advanced by Lenders, and within three days of demand of Agent, Borrower shall deposit with Agent the amount of funds estimated by Agent to be necessary to remain in compliance with the Base Plan Budget and such funds will disbursed under the terms hereof before any further Advances under the Loan. Failure to make the deposit required by Agent within three days after notice to Borrower from Agent shall be an Event of Default hereunder.

         5.10. Obligations. It is the intention of the parties hereto that the Obligations shall constitute one indebtedness, and shall constitute one general obligation, including all whole or partial extensions, renewals or replacements thereof, and including any obligation to perform or forbear from any action as well as any obligation to pay money.


6. TERM LOAN

         6.1. The Term Loan. Subject to the terms and conditions of this Agreement, Lenders agree to make available to Borrower the Term Loan as follows:

                  (a)   Amount.   The   amount  of  the  Term   Loan   shall  be
$6,052,500.00.

                  (b) Purpose. The Term Loan will be advanced to Borrower in one Advance on the Effective Date for the purpose of refinancing an existing loan made by Norwest to Borrower which was used to fund a portion of the distributions of retained earnings of the Borrower to the shareholders prior to the Merger.

                  (c) Evidence of Term Loan. The Term Loan will be evidenced by installment promissory notes from Borrower to Lenders in the amount of each Lender's Pro Rate Share of the Term Loan, and any amendments, modifications or supplements thereto and any note or notes taken wholly or partially in renewal or extension thereof or substitution or replacement therefor (individually, a "Term Note" and collectively, the "Term Notes"). The Term Loan shall bear interest in accordance with this Agreement and shall be payable in nine (9) monthly principal installments of $500,000, plus interest, on December 28, 1996 and on the fifteenth (15th) day of each month beginning on January 15 1997, and in two (2) quarterly principal installments of $750,000 each, plus interest, on June 15, 1997 and August 15, 1997, with the entire unpaid principal balance plus accrued interest due and payable, absent earlier acceleration, on August 28, 1997 (the "Term Loan Maturity Date").

                  (d) Optional Principal Payments. The Term Loan or any portion thereof may be prepaid at any time in any amount without premium or penalty, and all prepayments shall be applied to payments due in the order of their maturity. Notice of prepayment and payment shall be made to Agent prior to 10:00 a.m., Phoenix time, on any Business Day.

                  (e)  Origination   Fee.   Borrower  has  paid  to  Norwest  an
origination fee of $52,500, receipt of which is hereby acknowledged by Norwest. No additional origination fee will payable in connection with the Term Loan.

                  (f) Collateral. The Term Loan is secured by the securities accounts, the financial assets in the securities accounts and the security entitlements with respect to each securities account and the financial assets therein, as more particularly described in the Securities Pledge Agreements.


7. GUIDANCE LINE OF CREDIT

         7.1. Guidance Line of Credit. Subject to the terms and conditions of this Agreement, Lenders agree to make available to Borrower the Guidance Line of Credit (the "Guidance Line") as follows:

                  (a) Amount. The maximum principal amount of the Guidance Line shall not exceed the Guidance Line Commitment.

                  (b) Purpose. The Guidance Line will be advanced using several individual non-revolving lines of credit for the purpose of refinancing all Existing Loans that are acquisition and development loans of Borrower upon the Effective Date and, thereafter, for providing new acquisition and development financing on a project specific basis as determined by Lenders in their sole and absolute discretion, and for providing credit enhancement as required by Governmental Authorities in connection with infrastructure improvements (each, a "Guidance Loan"). Upon the payment of the principal indebtedness under any Guidance Loan, the amount of such principal reductions (but, together with the maximum commitments of all other outstanding Guidance Loans, not to exceed the Guidance Line Commitment) will be available for reborrowing by Borrower in accordance with this Agreement.

                  (c) Evidence of Guidance Line. Each Guidance Loan will be evidenced by Guidance Notes from Borrower to Lenders in the amount of each Lender's Pro Rata Share of the Guidance Loan, and any amendments, modifications or supplements thereto and any note or notes taken wholly or partially in renewal or extension thereof or substitution or replacement therefor. Each Guidance Note shall bear interest in accordance with this Agreement and shall be payable in monthly installments of interest only on the Monthly Payment Date beginning on the month immediately succeeding the first Advance with respect to such Guidance Note, with the entire unpaid principal balance plus accrued interest due and payable, absent earlier acceleration, no more than two years after the first Advance (or, in the case of Advances made on the Effective Date to refinance Existing Loans that are acquisition and development loans, the existing maturities if less than two years). No Guidance Loan will have a maturity date later than two (2) years after the Termination Date (the "Guidance Line Maturity Date").

                  (d) Advances. From and including the Effective Date, and prior to the maturity date of each Guidance Note, each Lender severally agrees, on the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of Borrower herein, to make Advances to or on behalf of Borrower, as Borrower shall request, provided immediately upon the disbursement of each Advance, the outstanding principal balance of such Guidance Loan does not exceed the Bulk Land Budget in respect of such Guidance Loan and, provided, further, the aggregate Advances previously made under the Guidance Loan, plus Lenders' commitments to make subsequent Advances under all Guidance Notes and Letters of Credit, plus the remaining balance of all interest reserves established in connection with all outstanding Guidance Notes, does not exceed the Guidance Line Commitment. Each Guidance Loan is a closed-end, non-revolving line of credit and Advances made under such Guidance Loan may not be reborrowed. All change orders shall be submitted to Agent. All change orders involving additional costs in excess of $100,000 individually or in the aggregate, shall require that Borrower immediately provide evidence to Agent that Borrower possesses sufficient funds for the completion of such extras or changes.

                  (e) Interest Reserve. There shall be established in connection with each Guidance Loan, an interest reserve equal to one-hundred fifteen percent (115%) of the anticipated interest expense during the term of such Guidance Loan. The interest reserve will be applied by Agent to Borrower's monthly interest payments under each Guidance Loan and shall not bear interest until so applied. The interest reserve shall not be available for Advances to Borrower other than to pay monthly interest under the Guidance Notes. If, at any time, Lender reasonably determines that the interest reserve with respect to a Guidance Loan is not sufficient to pay the remaining monthly interest payments with respect to such Guidance Loans, Agent may, to the extent of funds available under such Guidance Loan, increase the interest reserve by an amount determined by Agent in its sole and absolute discretion. To the extent that the interest reserve has been depleted and there is not sufficient funds available under the Guidance Loan to replenish the interest reserve, Agent may require that Borrower deposit with Agent sufficient funds to pay interest for the remainder of the term of such Guidance Loan and, if Agent does not so require Borrower to deposit additional funds for payment of interest, Borrower shall pay all subsequent interest payments on the Monthly Payment Date from its own funds.

                  (f) Mandatory Lot Takedowns. With respect to the Lots acquired in connection with each Guidance Loan, as of the end of each three-month period from the effective date of such Guidance Loan, on a cumulative basis, Borrower shall have made mandatory Lot release payments to Agent at the Lot Release Prices for no less than seventy-five percent (75%) of the projected average absorption (as approved by Lenders at the time of the making of the Guidance
Loan) of Lots acquired in connection with such Guidance Loan. Notwithstanding the foregoing, with respect to the Existing Loans which are being refinanced on the Effective Date, this Section shall not apply and the existing takedown schedules, if any, under such Existing Loans will remain in full force and effect. Subject to the terms and conditions of this Agreement, mandatory Lot takedowns may be accomplished by transferring such Lots to the Construction Line.

                  (g) Mandatory Principal Payments. All Lot Release Price Advances under the Construction Line shall be applied directly by the Lenders as mandatory principal payments with respect to the applicable Guidance Loan.

                  (h) Optional Principal Payment. Any Guidance Loan, or any portion thereof, may be prepaid at any time in any amount without premium or penalty. Notice of prepayment and payment shall be made prior to 10:00 a.m., Phoenix time, on any Business Day.

                  (i) Origination Fee.Borrower shall pay to the Agent for the account of each Lender an annual origination fee (the "Origination Fee") of 37.5 basis points (prorated for any partial year) of the maximum commitment available (including outstanding commitments under Letters of Credit) under each Guidance Loan on the date of execution of such Guidance Loan and as of January 1 of each year during the term of such Guidance Loan, on or before ten (10) days after delivery of a written statement from Agent to Borrower of the amount of the Origination Fee. Notwithstanding the foregoing, with respect to the Origination Fee payable on the Effective Date only, Borrower shall have no obligation to pay an Origination Fee with respect to the Guidance Loans for the Rancho Vistoso 55' Project or the Lincoln Place Project. Borrower will pay Origination Fees with respect to the Rancho Vistoso 55' Guidance Loan and the Lincoln Place Guidance Loan beginning on January 1, 1998 unless such Guidance Loans shall have been paid in full prior to such date. Borrower's obligation to pay the Origination Fee shall be secured by the Collateral. For example, if a Guidance Loan is made on July 1, 1997 and the maximum commitment when made for such Guidance Loan is $2,000,000, the initial Origination Fee for such Guidance Loan to be paid on the execution date of such Guidance Loan will be $7,500, prorated for one-half of the year; if the maximum commitment under such Guidance Loan is $1,500,000 (including outstanding commitments under Letters of Credit) on January 1, 1998, the annual Origination Fee for 1998 will be $5,625; and if maximum commitment under such Guidance Loan is $1,000,000 (including outstanding commitments under Letters of Credit) on January 1, 1999 and the Guidance Loan matures on June 30, 1999, the annual Origination Fee for 1999 will be $3,750, prorated for one-half of the year. Any Origination Fee payable on the Effective Date or January 1 of any year during the term of the Guidance Loan will not be prorated due to a voluntary or involuntary prepayment.

                  (j) Guidance Loan Documentation. In connection with the making of any Guidance Loan, Borrower and Lenders shall agree upon all of the terms and conditions with respect to such Guidance Loan and, to the extent inconsistent with this Agreement or not addressed in this Agreement, such terms and conditions shall be incorporated into a Guidance Loan addendum, which shall be deemed to be incorporated by this reference into this Agreement. Borrower shall execute and deliver, or cause to be executed and delivered, any required Guidance Loan addenda or supplements, Guidance Notes, First Mortgages, environmental questionnaires and environmental reports, Title Policies, consents of Guarantors and such other agreements, certificates, documents and other instruments as Lenders shall require in connection with their approval of such new Guidance Loan.

         7.2. Existing Projects. Upon the Effective Date, Lender shall make sufficient Advances to repay all Existing Loans and other credit arrangements that are acquisition and development loans approved by Lenders. The existing acquisition and development loans that will be refinanced upon the Effective Date will be margined at the lower of (a) the existing margins under such acquisition and development loans, except to replenish the interest reserve, or
(b) the Bulk Land Price with respect to such Project.

         7.3. Approval of New Projects.To the extent that Borrower desires to finance acquisition and development of additional Projects located in the Phoenix metropolitan area or the Tucson metropolitan area, Borrower shall offer Lenders the first right to finance such new Projects under the Guidance Line. Approval of new Projects shall be at Bank's sole and absolute discretion and Lenders shall have no obligation to approve any new Project. If Borrower requests approval of a new Project, Borrower shall provide Lenders written notice of the request for approval, accompanied by the information below, to the extent available, which is complete and accurate (to the extent provided) and is in form and content acceptable to Lenders in its sole and absolute discretion. As any of the information listed below subsequently becomes available, Borrower shall timely submit such information to Lenders. Lenders shall have fifteen (15) days after receipt of such notice to preliminarily approve or to deny such requested Guidance Loan approval. If preliminary approval is not granted within said fifteen (15) day period or the terms of such approval are not acceptable to Borrower, as determined by Borrower in its sole and absolute discretion, it will be deemed that approval has been denied and Borrower may seek financing for such new Project from other sources. If preliminary approval is timely granted, as any of the information listed below subsequently becomes available, Borrower shall timely submit such information to Lenders and Lenders shall finally approve or disapprove such Guidance Loan request within a commercially reasonable period of time:

                  (a) Surveys or Plat Maps. One or more recorded Plat Maps covering the Project, containing a legal description of the Lots covered by the Plat Map, and showing all boundaries of and lines within such Lots, all streets and other dedications, and all easements affecting such Lots, or a current survey certified to Lenders and prepared in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys as adopted by the American Land Title Association and the American Congress on Surveying and Mapping approved in (1992), including items 1-4, 6, 8, 10, 11 and 13 of Table A, by a registered civil engineer acceptable to Agent in its sole and absolute discretion covering the Project for which Borrower is requesting approval;

                  (b)  CC&R's.  All  covenants,   conditions  and  restrictions,
easements and other rights that exist or are contemplated with respect to the Project for which Borrower is requesting approval;

                  (c) Types of Units. A description of the types of Residential Units to be constructed within such Project, together with plans and drawings of the Base Plan Residential Unit for each type of Residential Unit;

                  (d) Base Plan Unit Budgets. A Base Plan Budget for each type of Residential Unit to be constructed within the Project.

                  (e) Lot Option Price. If applicable, the Lot Option Price with respect to the Lots in the Project, together with the Option Contract and any other documents evidencing or relating to such Lot Option Price.

                  (f) Option Information. If applicable, a copy of any Option Contract under which Borrower plans to purchase the Project or Lots within the Project, and any other pertinent information relating to such Option Contract.

                  (g) Lot Takedown Exhibit. A schedule of the projected average monthly absorption of all Lots to be constructed within the Project.

                  (h) Approvals. Evidence of appropriate zoning and existence of all necessary governmental and other third-party approvals, including, without limitation, building permits, Arizona Department of Real Estate conditional sales approvals and public reports, architectural committee approvals (to the extent Borrower does not control the granting of such approvals) and any other approvals required under the covenants, conditions and restrictions.

                  (i) Zoning. Evidence of such zoning (including variances) and other land use entitlements as may be necessary to permit any intended or foreseeable use of the Lots, Project and Residential Units.

                  (j) Environmental Report. An environmental questionnaire with respect to the Project on Lender's then standard form and a current (dated less than six months from submission) Phase 1 Environmental Site Assessment Report addressed or certified to Lenders and prepared by a registered environmental engineer or other qualified party chosen by Borrower and approved by Agent stating that there are no hazardous substances present in, on, under or around the Property, and that there is no condition or circumstance which warrants further investigation or analysis in the opinion of the preparer of the report.

                  (k) Utilities. Evidence that all utilities shall be provided which are necessary to develop and subdivide the Lots, and to sell and occupy the Residential Units, including written assurances from such utility companies as Lenders may require.

                  (l) Taxes. Evidence acceptable to Lenders in their sole and absolute discretion that all real property taxes, assessments, water, sewer or other charges levied or assessed against the Project have been paid in full.

                  (m) Flood Report. Evidence acceptable to Lenders in their sole and absolute discretion, as to whether (a) the Project is located in an area designated by the Department of Housing and Urban Development as having special flood or mudslide hazards, and (b) the community in which the Project is located is participating in the National Flood Insurance Program.

                  (n) Preliminary Title Report. A commitment for an ALTA Loan Policy, including all Schedule B exception and requirement items, and evidence satisfactory to Lenders that a reputable title insurance company satisfactory to Lender is prepared to issue title insurance policies with respect to each Project for which Borrower is requesting approval, subject only to the Permitted Exceptions.

                  (o) Base Plan Appraisals. Agent shall have ordered, reviewed and approved the Base Plan appraisals for each type of Residential Unit to be constructed in the Project.

                  (p) Bulk Sale Appraisals. Agent shall have ordered, reviewed and approved the Bulk Land Price appraisals for the Real Estate.

                  (q) Governmental Approvals. Any environmental licenses or approvals for operation within or on the Project, if any; and any other applicable governmental permits, approvals, consents, licenses and certificates for the use and operation of the Project or which may affect the value of the Project, including, without limitation, any approvals, licenses or ownership rights for any water or irrigation utilized on the Project, and any and all reports and/or approvals issued with or by the Arizona Department of Real Estate and/or the United States Department of Housing and Urban Development.

                  (r) Other Items. The following additional items:

                           (i) If requested  by Lenders,  all  construction  and
development contracts related to the Project with scheduled values in excess of $100,000, including, without limitation, the names and addresses of persons providing labor or materials in connection with the Project; and all subcontracts with scheduled values in excess of $100,000.

                           (ii) If requested by Lenders,  soils reports for each
Project;

                           (iii) If requested by Lenders,  drainage  reports (if
applicable) for each Project;

                           (iv) If requested by Lenders, Project projections and
analysis for each Project in form and substance acceptable to Lenders in its sole and absolute discretion, including, without limitation, (A) projected Lot and Residential Unit sale prices, absorption and closings, (B) if applicable, projected Lot takedowns under Option Contract or otherwise, (C) projected number of Unsold Units and Model Homes, (D) projected construction and sales time line, and (E) if applicable, as to already active Projects, an Unsold Units report which will indicate the total number of Lots, Lots closed, number of existing Residential Units Under Purchase Contract, Model Homes and Unsold Units, and a historical sales and closing report;

                           (v) If  requested  by  Lenders,  and  if  applicable,
description of any bonding requirements related to each Project; and

                           (vi) If requested by Lenders,  marketing  information
for each Project; and

                  (s) Other. such other documents and information that Lenders may require in their sole and absolute discretion.

         7.4. Letters of Credit.

                  (a) General. Borrower may request that Norwest issue a Letter of Credit, in a form reasonably acceptable to Norwest, appropriately completed, for the account of the Borrower, at any time and from time to time while any Guidance Loan remains in effect for the purpose of providing credit enhancement as required by the applicable Governmental Authorities in connection with infrastructure improvements to be installed under any Guidance Loan. This
Section 7.4 shall not be construed to impose an obligation upon Norwest to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), Borrower shall hand deliver or telecopy to Norwest (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with subsection (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension, the sum of the outstanding principal amount of such Guidance Loan, any interest reserve for such Guidance Loan and the aggregate outstanding Letter of Credit commitments for such Guidance Loan do not exceed the maximum commitment with respect to such Guidance Loan.

                  (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit or the date that is five (5) Business Days prior to the Maturity Date of such Guidance Loan, unless such Letter of Credit expires by its terms on an earlier date.

                  (d) Disbursements in Respect of Letters of Credit. Each Lender hereby absolutely and unconditionally agrees to pay to Norwest such Lender's Pro Rata Share of each disbursement made by Norwest in respect of a Letter of Credit. Each Lender acknowledges and agrees that its obligation to pay such Lender's Pro Rata Share of each disbursement in respect of a Letter of Credit pursuant to this Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of an Unmatured Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Obligations/Absolute. Borrower's obligations to reimburse disbursements in respect of Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

                           (i) any lack of  validity  or  enforceability  of any
Letter of Credit or any Loan Document, or any term or provision therein;

                           (ii) any  amendment  or waiver of or any  consent  to
departure from all or any of the provisions of any Letter of Credit or any Loan Document;

                           (iii)  Borrower,  any other  party  guaranteeing,  or
otherwise obligated with, Borrower, any member of the Obligated Group, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, Norwest or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                           (iv) any draft or other  document  presented  under a
Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (v)  payment  by  Norwest  under a Letter  of  Credit
against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                           (vi) any other act or omission to act or delay of any
kind of Norwest, the Lenders, or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 7.4(e), constitute a legal or equitable discharge of Borrower's obligations hereunder.

                           (vii)   Without   limiting  the   generality  of  the
foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of Borrower to reimburse disbursements in respect of Letters of Credit will not be excused by the gross negligence or willful misconduct of Norwest. However, the foregoing shall not be construed to excuse Norwest from liability to Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by Borrower that are caused by Norwest's gross negligence or willful misconduct or failure to examine drafts and other documents presented under a Letter of Credit to determine whether such drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that Norwest may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (A) Norwest's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (B) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of Norwest.

                  (f) Disbursement Procedures. Norwest shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by Norwest. Norwest shall as promptly as possible give telephonic notification, confirmed by telecopy, to Borrower and the Lenders of such demand for payment and whether Norwest has made or will make a disbursement thereunder; provided, however, that any failure to give or delay in giving such notice shall not relieve Borrower of its obligation to reimburse Norwest and the Lenders with respect to any such disbursement in respect of a Letter of Credit or relieve Lenders from their obligation to Advance disbursements under the Letters of Credit.

                  (g) Interest. If Norwest shall make any disbursement in respect of a Letter of Credit, the unpaid amount thereof shall bear interest for the account of Lenders thereafter as a Floating Interest Rate Advance, unless and until converted to a Eurodollar Advance in accordance with this Agreement.


8. BORROWINGS

         8.1. Method of Borrowing. Not later than 10:00 a.m., Phoenix time, on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Phoenix, Arizona to the Agent at its address specified in the Co-Lender Agreement. The Agent will make the funds so received from the Lenders available to the Borrower by deposit into one or more operating accounts at Norwest designated from time to time by Borrower.

         8.2. Method of Selecting Types and Interest Periods for Advances.

                  (a) The Borrower shall select the Type of Advance by giving the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m., Phoenix time, at least one (1) Business Day before the Borrowing Date for each Floating Interest Rate Advance and at least three (3) Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

                           (i) the  Borrowing  Date,  which  shall be a Business
Day, of such Advance;

                           (ii) the aggregate amount of such Advance; and

                           (iii) the Type of Advance selected.

         The Borrower shall be entitled to obtain only one (1) Advance per Guidance Loan per month and only four (4) Construction Line Advances per month (Eurodollar Advances may only be made on the Eurodollar Advance Date) and only one Advance in any single Business Day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Interest Rate Advance will take effect simultaneously with each change in the Floating Interest Rate. Each Eurodollar Advance shall bear interest from and including the first day of the Eurodollar Interest Period applicable thereto to, but not including, the Eurodollar Advance Date three months thereafter. Changes in the rate of interest on that portion of any Advance maintained as a Eurodollar Advance will take effect on the first Business Day after the expiration of the Eurodollar Interest Period.

                  (b) Each Borrowing Notice shall be irrevocable and binding on the Borrower and, in respect of the borrowing specified in the Borrowing Notice, the Borrower shall indemnify each Lender against any loss or expense incurred by that Lender as a result of any failure to fulfill the applicable conditions set forth in Sections 8.1 and 8.2 on or before the proposed Borrowing Date specified in the Borrowing Notice, including, without limitation, any loss (including loss of profit) or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund the Loan to be made by that Lender as part of that borrowing when that Loan, as a result of that failure, is not made on that date.

                  (c) In the event of any prepayment of a Eurodollar Loan or with any conversion of a Eurodollar Loan to a Floating Interest Rate Loan, in either case other than on the last Business Day of the Interest Period for such Eurodollar Loan (including any such prepayment made voluntarily or involuntarily as a result of the acceleration of maturity upon a default or otherwise), Borrower shall also pay (a) all accrued and unpaid interest on the principal being prepaid, (b) all Other Amounts then due, and (c) a premium, if any, equal to the product of (i) the Average Lost Monthly Interest Income and (ii) the number of months from the date of prepayment or conversion to the last Business Day of the Interest Period for such Eurodollar Loan (with any fraction of a month counted as a month), discounted to present value at the Discount Rate over a period equal to one-half of the number of months in clause (ii) above. The maturity date and yield to maturity of Treasury Obligations shall be determined by Agent, on the basis of quotations published in The Wall Street Journal or other comparable sources. Failure of Agent to exercise any option hereunder shall not constitute a waiver of Agent's right to exercise the same in the event of any subsequent prepayment of a Eurodollar Loan or with any subsequent conversion of a Eurodollar Loan to a Floating Interest Rate Loan, in either case other than on the last Business Day of the Interest Period for such Eurodollar Loan (including any such prepayment made voluntarily or involuntarily as a result of the acceleration of maturity upon a default or otherwise).

         8.3. Method of Selecting Types and Interest Periods for Conversion and Continuation of Advances.

                  (a) Right to Convert. The Borrower may elect from time to time, subject to the provisions of Section 8.4, to convert all or any part of, an Advance of any Type into any other Type or Types of Advances; provided that any conversion of any Advance shall be made effective on, and only on, a Eurodollar Advance Date.

                  (b) Automatic Conversion and Continuation. Floating Interest Rate Advances shall continue as Floating Interest Rate Advances unless and until such Floating Interest Rate Advances are converted into Eurodollar Advances. Eurodollar Advances shall convert to Floating Interest Rate Advances on the expiration of the Eurodollar Interest Period unless Agent timely receives a Conversion/Continuation Notice (as defined below) from Borrower.

                  (c) No Conversion in Case of an Event of Default or Unmatured Default. Notwithstanding anything to the contrary contained in Section 8.3(b), no Advance may be converted into or continued as a Eurodollar Advance (except with the consent of the Lenders) when any Event of Default or Unmatured Default has occurred and is continuing. As of the first Business Day on or after the expiration of the Eurodollar Interest Period, after the occurrence of an Event of Default or Unmatured Default and during the continuance of such Event of Default or Unmatured Default, all Eurodollar Advances shall convert to Floating Interest Rate Advances.

                  (d) Conversion/Continuation Notice. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each continuation of a Eurodollar Advance and each conversion of a Floating Interest Rate Advance to a Eurodollar Advance not later than 10:00 a.m., Phoenix time, on or before three (3) Business Days preceding the expiration of the applicable Eurodollar Interest Period.

         8.4. Maximum Number of Eurodollar Advances and Minimum Amount of Each Eurodollar Advance. At no time may Borrower have more than five (5) Eurodollar Advances outstanding. Each Eurodollar Advance shall be in the minimum amount of $3,000,000 (and in multiples of $100,000 if in excess thereof). Eurodollar Advances shall be available under the Construction Line from and after the Effective Date, subject to any limitations contained in this Agreement, and Eurodollar Advances will be available under the Guidance Line when Agent and Lenders notify Borrower that Eurodollar Advances under the Guidance Line can be properly administered.

         8.5. Rate after Maturity. Notwithstanding anything to the contrary contained herein, any Advance not paid at maturity, whether by acceleration or otherwise, shall bear interest until paid in full at the Default Rate.

         8.6. Method of Payment. All payments of principal, interest and fees hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent by wire transfer of immediately available federal funds pursuant to instructions provided by Agent to Borrower from time to time, by 10:00 a.m., Phoenix time, on the date when due and shall be made ratably among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds which the Agent received. The Agent is hereby authorized to charge any account of the Borrower maintained with Norwest for each payment of principal, interest and fees as it becomes due hereunder. The Agent shall endeavor in good faith to provide telephonic notice to Borrower prior to any such charge, but the Agent shall not be liable to Borrower or any other Person if Agent fails to provide any such notice. If and to the extent payment owed to any Lender is not made by the Borrower to the Agent or that Lender, as the case may be, when due hereunder or under the Note held by that Lender, the Borrower further authorizes such Lender to charge from time to time against any or all of the accounts maintained by the Borrower with the Lender, its subsidiaries, affiliates or branches any amount so due, subject to the provisions of Article 16.

         8.7. Notes; Telephonic Notices. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. All actions taken by the Lenders and the Agent upon such telephonic notices are hereby approved by the Borrower, and the Lenders and the Agent shall incur no liability as a result of any such actions. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice, signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

         8.8. Interest Payment Dates: Interest and Fee Basis. Interest accrued on each Advance shall be payable on each Monthly Payment Date (or as otherwise provided herein with respect to the Term Notes), commencing with the first such date to occur after the Effective Date, and on the maturity date of such Advance. Interest on all Loans and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 10:00 a.m., Phoenix time, at the place of payment. If any payment of principal of, or interest on, an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment.

         8.9. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate.

         8.10. Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount. With respect to any payments required under this Section from Borrower, interest shall accrue at a rate per annum equal to the interest rate applicable to the relevant Loan, including the Default Rate, if applicable. With respect to any payments required under this Section from any Lender, interest shall accrue at a rate per annum equal to the Federal Funds Effective Rate.

         8.11. Unconditional Obligation to Make Payments. To the fullest extent permitted by law, the Borrower shall make all payments hereunder, under the Notes and under all of the other Loan Documents regardless of any defense or counterclaim, including any defense or counterclaim based on any law, rule or policy which is now or hereafter promulgated by any Governmental Authority and which may adversely affect the Borrower's obligations to make, or the right of the holder of any Note to receive, those payments. Borrower shall make all payments under the Loans to Agent for the benefit of Lenders and, upon such payment to Agent, Borrower shall be relieved of liability for such payment to each Lender (subject to any requirement that Agent or such Lender disgorge such payment).

         8.12. Advances During Default. Upon the occurrence, and during the continuance, of any Event of Default or Unmatured Default, or at any time that Agent determines from its own inspection that the Lots or Residential Units are not being constructed in substantial compliance with the plans and specifications approved by Agent or within the Bulk Land Budget, Agent shall have the right to take over and complete construction of the Collateral by or through any agent, contractor or subcontractor of its selection and may make Advances and disburse any funds deposited with Agent by Borrower in payment of the costs, expenses, fees, attorneys' fees and other charges, together with reasonable allowances for supervision, incurred in connection with such taking over and completion. In the event proceeds of the Loan and amounts deposited by Borrower are insufficient to pay all of the same, the unpaid amount thereof shall be an indebtedness of Borrower to Lenders, payable immediately upon demand or notice, shall bear interest at the Default Rate, and shall be secured by all of the Collateral. In the absence of an Event of Default or Unmatured Default, the rights of Agent hereunder to take over and complete construction shall not mature until ten (10) days after Agent gives notice of its intention to exercise such rights. If, within such ten (10) day period, Borrower commences to cure the construction defects upon which Agent's rights in this Section are predicated and completes the cure within thirty (30) days after Agent's notice of intent to exercise such rights is given, Agent's rights hereunder shall not mature.

         8.13. Draw Requests. For each Advance under the Guidance Line, Borrower shall submit to Agent a written draw request on AIA Form G 702 and G 703 or like form (a "Draw Request") signed by the Borrower.

                  (a) Each Draw Request shall be accompanied by such additional items of information and documentation as Agent may require in its sole and absolute discretion.

                  (b) Borrower may submit Draw Requests to Agent not more than once in any calendar month for each Guidance Loan (unless Agent agrees to make disbursements more frequently than once a month) and, subject to the terms and conditions of this Agreement, Agent will fund such draw request (subject to Borrower's compliance with the Loan Documents) no later than ten (10) Business Days after Agent's receipt of such complete and accurate Draw Request, including all information and documentation requested by Agent, and Agent will fund such Draw Request (subject to Borrower's compliance with the Loan Documents) only after the Completion Percentage (supported by Check Release Methodology if required by Agent) is verified by Agent. A Draw Request shall not be considered complete and accurate, and Lenders' obligation to fund Advances as to such Draw Request within the time set forth in this Section shall not begin, unless and until such Draw Request includes and is accompanied by all items requested by Agent, which are complete and accurate, and in form and content acceptable to Agent in its reasonable discretion. At Agent's option, but in no event more frequently than once per Calendar Quarter, Borrower shall pay all costs to provide "date down" endorsements to Agent's Title Policies if requested by Agent, in Agent's sole and absolute discretion. Borrower shall use all Advances strictly for the purposes for which they were disbursed by Agent. In the event that Agent desires to make any Advance after an Unmatured Default or Event of Default, Agent may require an ALTA No. 10 full bring-down endorsement to its Title Policy.

                  (c) Unless Borrower has notified Agent in writing to the contrary, each Draw Request shall constitute Borrower's representation and warranty to Agent that: (a) the Completion Percentage set forth in the Draw Request is true and correct and is supported by Check Release Methodology, evidence of which shall be provided to Agent upon Agent's request in its sole and absolute discretion; (b) all prior Advances, as well as that currently being requested, were and will be used in compliance with the Bulk Land Budget; and
(c) no Event of Default or Unmatured Default has occurred and is continuing.

                  (d) Together with each Draw Request, Borrower shall deliver to Agent evidence of the Completion Percentage (supported by Check Release Methodology if required by

Agent in its sole and absolute discretion) and such evidence as Agent may require, in its sole and absolute discretion, to show that all items included in the Draw Request are supported by Check Release Methodology.

                  (e) Together with each Draw Request, from and after written request by Agent to Borrower, Borrower shall deliver to Agent lien waivers from all contractors, subcontractors and materialmen paid pursuant to the immediately preceding Advance and all prior Advances to the extent not previously provided to Agent.

                  (f) Borrower acknowledges that (i) Agent may Advance and use Loan proceeds to pay certain fees and expenses of Agent and Lenders in accordance with this Agreement, (ii) for purposes of Advances related to these fees and expenses, Agent is not restricted to the items set forth in the Bulk Land Budget, and (iii) such items may reduce Borrower's allowed Advance pursuant to Borrower's Draw Request.

                  (g) Any materials covered by a Draw Request must be suitably stored at the construction site or actually incorporated into the Improvements and there shall have been established construction staging and storage areas on the Project site in a manner and location satisfactory to Lender. No disbursement of the Loan shall be made for materials stored at any location other than the Project.

                  (h) Any Advance made by Agent under any option for disbursement, or so much thereof as Agent may consider proper, may be disbursed to Borrower or its order, or if an Unmatured Default or Event of Default exists and is continuing or Agent has evidence that Borrower is not timely paying its contractors and materialmen, at Agent's election, directly to the persons furnishing labor and/or materials, or to both. Agent shall have no obligation to see that the disbursements made by it to Borrower or any designee of Borrower are actually used to pay for labor and materials furnished for acquisition or development of the Real Estate or Lots, as applicable. Borrower acknowledges that this is its responsibility and Borrower assumes all risks in connection with any disbursement to any such designee.

                  (i) Agent may withhold from any Advance or, on account of subsequently discovered evidence, withhold from a later Advance, as Agent in its discretion considers necessary to protect Lenders from loss on account of (i) defective work on the Project that has not been remedied, (ii) any obligation required by this Agreement or the Loan Documents to have been performed that has not been performed, (iii) liens filed against the Project, which liens are not being disputed in the manner provided in Section 12.3, (iv) failure of Borrower to make payments to the contractors or contractor's failure to pay subcontractors for material or labor, or (v) a reasonable doubt by Agent that development of the Project can be completed for less than the undisbursed proceeds of the Loan.

                  (j) Lenders, from time to time, may make Advances in payment of insurance premiums, taxes, assessments, liens or encumbrances existing against the Collateral, interest accrued and payable upon the applicable Loan, and any charges and expenses that are the obligation of Borrower under this Agreement or any Loan Document and any charges or matters necessary to preserve the Collateral or to cure any Unmatured Default or Event of Default.

                  (k) In the event of any dispute that, in the good faith opinion of Agent, may endanger the timely completion of the Project or the fulfillment of any condition precedent or covenant herein, Lenders may make Advances for the account of Borrower without prejudice to Borrower's rights, if any, to recover such funds from the party to whom paid. Such agreement or agreements may take any form that Lenders in their reasonable discretion deem proper, including, without limitation, agreements to indemnify a title insurer against possible assertion of lien claims and agreements to pay disputed amounts to contractors in the event Borrower is unable or unwilling to pay the same. All sums paid or agreed to be paid pursuant to such agreement shall be for the account of Borrower and shall be charged as an Advance.

                  (l) Although Lenders shall have no obligation to make any Advance unless and until all of the conditions and prior performances set forth herein have been kept, fulfilled or performed, and until all inspections, certifications, releases, waivers, or other requirements set forth in this Agreement have been made, delivered and complied with, Lenders, at their sole discretion, may make Advances prior to that time without waiving or releasing any of the requirements or conditions of this Agreement, but Borrower shall continue to be strictly obligated and subject thereto, and all such conditions, prior performances and other requirements shall nevertheless be strictly and punctually complied with, fulfilled and performed; and, notwithstanding any such disbursement, Lenders, at their discretion, may discontinue any further Advances at any time until all of the conditions, prior performances and other requirements of this Agreement have been strictly fulfilled, performed and complied with.

                  (m) Borrower shall have no right to any Advance other than to have the same disbursed by Lenders in accordance with one or more of the disbursement provisions contained in this Agreement. Any assignment or transfer, voluntary or involuntary, of this Agreement or any Loan or any right hereunder or thereunder shall not be binding upon or in any way affect Lenders without their written consent; Lenders may make Advances under one or more of the disbursement provisions herein, notwithstanding any such assignment or transfer.

                  (n) In the event that the applicable Loan amount or so much thereof as Lenders are obligated to Advance is not sufficient in Agent's sole judgment to pay all costs contained in the Bulk Land Budget, or other costs necessary to complete the Project, Borrower shall be solely responsible to provide sufficient funds to pay all costs not advanced by Lenders, and within three days of demand of Agent, Borrower shall deposit with Agent the amount of funds estimated by Agent to be necessary to complete the Project to be disbursed under the terms hereof before any further Advances under the Loan. Failure to make the deposit required by Agent within three days after notice to Borrower from Agent shall be an Event of Default hereunder.

                  (o) Advances  under the  Guidance  Line will only be available for acquisition of Real Estate and certain engineering, land planning, permitting and other approved "soft costs" until such time as a plat of subdivision approved by Agent has been recorded in the official records of the county where the Real Estate is located.

         8.14. Disbursements to Other Parties. Agent may, but shall not be obligated to, make disbursements directly to any contractor, subcontractors, laborers or material suppliers if an Event of Default or Unmatured Default exists or upon the filing of a mechanics' or materialmen's lien against any Collateral, which is not being contested by Borrower in accordance with Section
12.3 or bonded over or insured over by the title insurer.


9. CHANGE IN CIRCUMSTANCES

         9.1. Yield-Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith:

                  (a) subjects any Lender to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net income of any Lender), or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder; or

                  (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or

                  (c) imposes any other condition the result of which is to increase the cost to any Lender of making, funding or maintaining loans or reduces any amount receivable by any Lender in connection with loans, or requires any Lender to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Lender, then, within fifteen (15) days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in amount received which such Lender determines is attributable to making, funding and maintaining its Loans and its Aggregate Commitment.

         9.2. Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, or any corporation controlling such Lender, is increased as a result of a Change in Law, then, within fifteen (15) days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy).

         9.3. Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Agent determines that (i) Eurodollar Loans are not available or (ii) the interest rate applicable to a Eurodollar Loan does not accurately reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the Eurodollar Loans and convert all such Eurodollar Loans to Floating Interest Rate Loans on the next succeeding Eurodollar Advance Date.

         9.4. Lender Statements; Survival of Indemnity. Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under Sections 9.1 or 9.2. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under Sections 9.1 and 9.2 shall survive payment of the Obligations and termination of this Agreement.


10. REAL ESTATE COLLATERAL

         10.1. First Mortgages. As security for the payment and performance of the Obligations, on the Effective Date and prior to making any Advance secured by such Collateral, Borrower shall execute and deliver to Agent First Mortgages, subject only to the Permitted Exceptions, of all Real Estate, Residential Units and Lots which are intended to be Collateral for the Obligations. To the extent permitted by the optionor under any Option Contract, Borrower shall execute and deliver to Agent, Mortgages of all Lots and Residential Units subject to such Option Contract. The Mortgages shall be in form satisfactory to Agent. It is understood by the parties that the forms of Mortgages and amendments thereto, may vary on a state by state basis.

         10.2. Title Insurance or Commitment. On the Effective Date, Borrower, at its sole cost and expense, shall cause to be delivered to Agent one or more Title Policies. Lots and Residential Units for which a Title Policy is to be issued shall be eligible for being included in the Collateral Base upon receipt by Agent of an irrevocable commitment by the title insurance company to promptly issue the Title Policy or an endorsement to the existing Title Policy insuring the validity and first lien priority, subject only to the Permitted Exceptions, of the First Mortgage with respect to such Lot or Residential Unit.

         10.3. Appraisal Requirements.

                  (a) Prior to making any Guidance Loan, Agent shall obtain, at Borrower's sole cost and expense, and Lenders shall approve an appraisal setting forth the as-developed bulk wholesale Appraised Value of all Lots or Real Estate to be included in such Guidance Loan.

                  (b) Agent may from time to time, but not more frequently than once in any calendar year at the cost of Borrower, during the term of this Agreement, obtain appraisals setting forth the Appraised Value of each type of Base Plan that Borrower then constructs in the Projects, of each Approved Upgrade, and of all Lots or Real Estate subject to a Guidance Loan.

                  (c) Prior to the time that Borrower intends to include a Model Home in the Collateral Base, Borrower shall notify Agent thereof and Agent shall obtain, at Borrower's sole cost and expense, and Lenders shall approve an appraisal setting forth the as-is Appraised Value of such Model Home for purposes of inclusion in the Collateral Base.

                  (d) Borrower and its Affiliates shall not employ or otherwise engage or contact any Appraiser that prepares an appraisal for any of the Collateral. Agent may employ a staff appraiser or a fee appraiser. Subject to
Section 10.3(b), Borrower shall reimburse Agent at Agent's cost for a fee appraiser and at Agent's standard scheduled rates for a staff appraiser.

         10.4. Flood Report. As a condition precedent to including any Lot or Residential Unit under a Guidance Loan or the Construction Line, Agent shall have determined, in its sole and absolute discretion, that (a) the Real Estate, Lot or Residential Unit is located in an area designated by the Department of Housing and Urban Development as not having special flood hazards, or (b) if the Real Estate, Lot or Residential Unit is located in an area designated by the Department of Housing and Urban Development as having special flood or mudslide hazards, the community in which the Real Estate, Lot or Residential Unit is located is participating in the National Flood Insurance Program and Borrower has provided to Agent evidence of satisfactory insurance.

         10.5. Releases.

                  (a) Each Mortgage executed and delivered by the Borrower to the Agent hereunder shall provide that, so long as no Event of Default or Unmatured Default shall have occurred and be continuing, the Agent shall execute and deliver, or cause the trustee to execute and deliver, partial releases of liens so that the purchasers may obtain title to any Real Estate, Lot or Residential Unit free and clear of the applicable First Mortgage. The delivery of such releases will be made to escrow agents satisfactory to Agent to insure that, upon the close of the sale of any Real Estate, Lot or Residential Unit, the agreed release price or Total Draws for such Real Estate, Lot or Residential Unit is transmitted directly to Agent from each closing for repayment of Advances hereunder. The release price for any Real Estate shall be agreed upon by Lenders and Borrower in connection with each Guidance Loan and included in the Guidance Loan Addendum; the release price for each Lot shall be the Lot Release Price or Lot Option Price, as applicable; and the release price for each Residential Unit shall be the amount of the Total Draws made with respect to the Residential Unit to be released. At the first Advance after Borrower includes any Lot subject to a First Mortgage in the Collateral Base, Lenders shall make an Advance under the Construction Line in the amount of the applicable Lot Release Price which will be applied to the outstanding principal balance of the Guidance Loan with respect to such Lot.

                  (b) In addition, from time to time upon Borrower's request, Agent will release its lien on any unsold Unit or Model Home designated by Borrower concurrent with receipt of payment of the Total Draws made with respect to such Residential Unit. Agent shall have no obligation to release any Residential Unit from the lien of the First Mortgage if there exists an Event of Default or an Unmatured Default; provided, however, that Agent shall release the lien of its First Mortgage after the occurrence of an Event of Default or Unmatured Default on any Presold to be conveyed to a bona fide third party purchaser under a Purchase Contract entered into prior to the occurrence of said Event of Default or Unmatured Default if Agent receives all of the Net Proceeds payable to Borrower upon such sale and the Net Proceeds exceed the Total Draws made with respect to such Residential Unit.


11. REPRESENTATIONS AND WARRANTIES

         The entities comprising the Borrower jointly and severally represent and warrant to each of the Lenders that:

         11.1. Organization, Powers, etc. Each Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has the corporate power and corporate authority to own or hold the properties it purports to own or hold and to carry on its business as now conducted, (iii) is duly qualified or licensed to transact business in every jurisdiction in which such qualification or licensing is necessary to enable it to enforce all of its material contracts and other material rights and to avoid any material penalty or forfeiture, or the failure to so qualify or be licensed would otherwise have a Material Adverse Effect.

         11.2. Authorization and Validity of this Agreement. etc. Each Borrower has the corporate power and corporate authority to execute and deliver this Agreement, the Notes and the other Loan Documents and to perform all its obligations hereunder and thereunder. The execution and delivery by each of the entities comprising the Borrower of this Agreement, the Notes and the other Loan Documents and the performance by the Borrower of all its obligations hereunder and thereunder and any and all actions taken by the Borrower (i) have been duly authorized by all requisite corporate action, (ii) will not violate or be in conflict with (a) any provisions of law (including, without limitation, any applicable usury or similar law), (b) any order, rule, regulation, writ, judgment, injunction, decree or award of any court or other agency of government, or (c) any provision of its certificate or articles of incorporation or by-laws, (iii) will not violate, be in conflict with, result in a breach of or constitute (with or without the giving of notice and/or the passage of time) a default under any material indenture, agreement or other instrument to which it is a party or by which it or any of its properties or assets is or may be bound, and (iv) except as otherwise contemplated by this Agreement, will not result in the creation or imposition of any lien, charge or encumbrance upon, or any security interest in, any of its properties or assets. This Agreement, the Notes and the other Loan Documents have been duly executed and delivered by the Borrower. The Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

         11.3. Financial Statements.

                  (a) Borrower has provided to the Lenders the combined balance sheet of the Obligated Group and its Subsidiaries as of December 31, 1995, and the related combined statements of earnings, stockholders' equity and cash flows for the year ended on that date, audited and reported upon by KPMG Peat Marwick LLP, independent certified public accountants (the "Audited Financial Statements"). The Audited Financial Statement and the related notes and schedules (if any) (i) were prepared in accordance with GAAP consistently applied throughout the respective periods covered thereby, (ii) present fairly the combined financial condition of the Obligated Group and its Subsidiaries as of the respective dates thereof, (iii) show all material Liabilities, direct or contingent, of the Obligated Group and its Subsidiaries as of those dates (including, without limitation, Liabilities for taxes and material commitments), and (iv) present fairly the combined results of operations of the Obligated Group and its Subsidiaries for the respective periods covered thereby.

                  (b) Borrower has provided to the Lenders the combined balance sheet of the Obligated Group and its Subsidiaries as of September 30, 1996, and the related combined statements of earnings, stockholders' equity and cash flows for the 9-month period ended on that date (the "Unaudited Financial Statements"). The Unaudited Financial Statement (i) were prepared in accordance with GAAP consistently applied throughout the respective periods covered thereby, (ii) present fairly the combined financial condition of the Obligated Group and its Subsidiaries as of the respective dates thereof, (iii) show all material Liabilities, direct or contingent, of the Obligated Group and its Subsidiaries as of those dates (including, without limitation, Liabilities for taxes and material commitments), and (iv) present fairly the combined results of operations of the Obligated Group and its Subsidiaries for the respective periods covered thereby.

         11.4. No Material Adverse Effect. Since the date of the Audited Financial Statements, no Event has occurred that has had or could reasonably be expected to have a Material Adverse Effect. There are no material unrealized or expected losses in connection with loans, advances and other commitments of the Borrower.

         11.5. Title to Properties. Exhibit "F" attached hereto and incorporated herein by this reference, contains a complete and accurate list of all Real Estate owned by the Borrower and its Subsidiaries, except those properties acquired or disposed of by the Borrower or its Subsidiaries after November 30, 1996 in the ordinary course of business. The Borrower and its Subsidiaries have good and marketable fee title to such Real Estate and to all the other assets owned by them and either reflected on the balance sheet and related notes and schedules most recently delivered by the Borrower to the Lenders (the "Recent Balance Sheet") or acquired by them after the date of that balance sheet and prior to the Effective Date, except for those properties and assets which have been disposed of since the date of that balance sheet or which no longer are used or useful in the conduct of their business. All such Real Estate and other assets owned by the Borrower and its Subsidiaries are free and clear of all Mortgages, pledges, liens, charges and other encumbrances, except for the liens and security interests of Agent hereunder.

         11.6. Litigation. There is no action, suit, proceeding, arbitration, inquiry or investigation (whether or not purportedly on behalf of the Borrower) pending or, to the best knowledge of Borrower, threatened against or affecting the Borrower or any of the Subsidiaries which could reasonably be expected to have a Material Adverse Effect. The Borrower is not in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any Governmental Agency, which default would or could have a Material Adverse Effect on the Borrower. The Borrower has no material contingent obligations not provided for or disclosed in the Audited Financial Statements.

         11.7. Payment of Taxes. Borrower and its Subsidiaries have filed all federal, state and local tax returns with respect to the operations of the Borrower and its Subsidiaries which are required to be filed, including federal tax returns for the fiscal year ended December 31, 1995, and all prior fiscal years of the Borrower and its Subsidiaries, except where extensions of time to make those filings have been granted by the appropriate taxing authorities and the extensions have not expired. The Borrower has paid or caused to be paid to the appropriate taxing authorities all taxes as shown on those returns and on any assessment received by any of them, to the extent that those taxes have become due, except for taxes the failure to pay which do not violate the provisions of Section 12.3 hereof.

         11.8. Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or is subject to any charter or other restriction that could reasonably be expected to have a Material Adverse Effect on it. Neither the Borrower nor any Subsidiary is in material default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which it is a party and consummation of the transactions will not cause any Borrower to be in material default thereof.

         11.9. Foreign Direct Investment Regulations. Neither the making of the Advances nor the repayment thereof nor any other transaction contemplated hereby will involve or constitute a violation by the Borrower of any provision of the Foreign Direct Investment Regulations of the United States Department of
Commerce or of any license, ruling, order, or direction of the Secretary of Commerce thereunder.

         11.10. Federal Reserve Regulations.

                  (a) The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System of the United States). Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

                  (b) No part of the proceeds of any of the Advances will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. If requested by the Lenders, the Borrower shall furnish to the Lenders a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of said Board of Governors. No part of the proceeds of the Advances or any Letter of Credit will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation X of said Board of Governors.

         11.11. Consents, etc. No order, license, consent, approval, authorization of, or registration, declaration, recording or filing with, or validation of, or exemption by, any Governmental Authority is required in connection with, or as a condition precedent to, the due and valid execution, delivery and performance by Borrower of this Agreement, the Notes or the other Loan Documents, or the legality, validity, binding effect or enforceability of any of the respective terms, provisions or conditions thereof. To the extent that any franchises, licenses, certificates, authorizations, approvals or consents from any Governmental Authority are required for the acquisition, ownership, operation or maintenance by the Borrower of properties now owned, operated or maintained by it, those franchises, licenses, certificates, authorizations, approvals and consents have been validly granted, are in full force and effect and constitute valid and sufficient authorization therefor.

         11.12. Compliance with Applicable Laws. The Borrower and its Subsidiaries are in compliance with and conform to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any Governmental Authority having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, the violation of which would have a Material Adverse Effect, including, without limitation, regulations of the Board of Governors of the Federal Reserve System and the Federal Interstate Land Sales Full Disclosure Act. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment.

         11.13. Relationship of the Borrower. The entities comprising the Borrower are engaged as an integrated group in the business of owning, developing and selling Real Estate, Lots and Residential Units and of providing the required services, credit and other facilities for those integrated operations. The Borrower requires financing on such a basis that funds can be made available from time to time to such entities, to the extent required for the continued successful operation of their integrated operations. The Advances to be made to the Borrower under this Agreement are for the purpose of financing the integrated operations of the Borrower, and each of the entities comprising the Borrower expects to derive benefit, directly or indirectly, from the Advances, both individually and as a member of the integrated group, since the financial success of the operations of each Borrower is dependent upon the continued successful performance of the integrated group as a whole.

         11.14. Subsidiaries. Exhibit "G" attached hereto and incorporated herein by this reference, contains a complete and accurate list of all Subsidiaries, including (a) its state of incorporation or formation, (b) all jurisdictions (if any) in which it is qualified to transact business as a foreign Person, (c) the number of units of beneficial interest outstanding, and,
(d) the number and percentage of those units of beneficial interest owned by each Borrower and/or by any other Subsidiary. All the outstanding beneficial interests of each Subsidiary are validly issued, fully paid and nonassessable. All of the beneficial interests of each Subsidiary owned by the Borrower are owned free and clear of all liens, pledges, security interests, equity or other beneficial interests, charges and encumbrances of any kind whatsoever. None of the entities comprising the Borrower owns of record or beneficially any shares of the capital stock of any corporation (other than the Subsidiaries) that is not a Borrower.

         11.15. ERISA. The Borrower is not executing or delivering any of the Loan Documents or entering into any of the transactions contemplated hereby, directly or indirectly, in connection with any arrangement or understanding in any respect involving any "employee benefit plan" with respect to which the Borrower is a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, or a "disqualified person", within the meaning of the Internal Revenue Code 1986, as amended. No Unfunded Liabilities exist with respect to any Single Employer Plans. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.
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         11.16.  Investment Company Act. Neither the Borrower nor any Subsidiary
thereof is an "investment company" or a company "controlled" by an "investment company", within the meaning of The Investment Company Act of 1940, as amended.

         11.17. Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         11.18.   Subordinated   Debt.   The   Obligations   constitute   senior
indebtedness which is entitled to the benefits of the subordination provisions of all outstanding Subordinated Debt.

         11.19. Post-Retirement Benefits. Borrower and its Subsidiaries have no obligation to pay post-retirement medical and insurance benefits to its employees and former employees

         11.20. INTENTIONALLY DELETED.

         11.21. Environmental Representations. To the best of the Borrower's knowledge and belief, no Hazardous Substances in violation of any Environmental Laws are present upon any of the Real Estate, Lots or Residential Units owned by Borrower or any of the Collateral which are encumbered by any Mortgage held by Borrower, and the Borrower has not received any notice to the effect that any of the Real Estate, Lots or Residential Units owned by Borrower or any its operations are not in compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remediation is needed to respond to a release of any Hazardous Substance into the environment which, in either case, could be reasonably expected to have a Material Adverse Effect.

         11.22. No Misrepresentation. No representation or warranty contained herein or made hereunder and no certificate, schedule, exhibit, report or other document provided or to be provided in connection with the transactions contemplated hereby (including, without limitation, the negotiation of and compliance with the Loan Documents) contains or will contain a misstatement of a material fact or omit to state a material fact required to be stated therein in order to make the statements contained therein, in the light of the circumstances under which made, not misleading.

12. AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that from the Effective Date until payment in full of all the Obligations and the termination of all Letters of Credit and Commitments of Lenders, the Borrower will, and will cause each of its Subsidiaries to:

         12.1. Existence, Properties, etc. Do or cause to be done all things or proceed with due diligence with any actions or courses of action which may be necessary to preserve and keep in full force and effect its existence under the laws of their respective states of incorporation and all qualifications or licenses in jurisdictions in which such qualification or licensing is required for the conduct of its business or in which the Lenders shall request such qualification; provided, however, that nothing herein shall be deemed to prohibit any Borrower from (i) merging into or consolidating with any other Borrower or (ii) consummating the Merger. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. The primary business of the Borrower and the Subsidiaries shall at all times be the acquisition, development, management, rental and/or sale of real estate assets.

         12.2. Notice. Give prompt written notice to the Agent of (i) any proceeding instituted by or against the Borrower or any of the Subsidiaries by any Governmental Authority, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on the Borrower, and (ii) any other Event which may lead to or result in a Material Adverse Effect on the Borrower, or which, with or without the giving of notice and/or the passage of time, would constitute an event of default or a default under any material agreement other than this Agreement to which the Borrower is a party or by which any of its properties or assets is or may be bound.

         12.3. Payments of Debts, Taxes, etc. Pay all its debts and perform all its obligations promptly and in accordance with the respective terms thereof, and pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon the Borrower or upon its incomes or receipts or upon any of its properties before the same shall become in default or past due, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might result in the imposition of a lien or charge upon such properties or any part thereof; provided, however, that it shall not constitute a violation of the provisions of this Section 12.3 if the Borrower shall fail to perform any such obligation or fail to pay any such debt (except for obligations for money borrowed), tax, assessment, governmental charge or levy or claim for labor, materials or supplies which is being contested in good faith in a normal and customary manner (including litigation, if appropriate,) and diligently pursued, and as to which adequate reserves have been provided in accordance with GAAP. Borrower acknowledges and agrees that upon the occurrence of an Unmatured Default or Event of Default and during the continuance thereof, Borrower shall make, when required by Agent,
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monthly  deposits into an account with Norwest which account shall be subject to the control of Agent, of a sum equal to one-twelfth (1/12th) of the yearly taxes and assessments which may be levied against the Projects or Borrower, including, without limitation, any sales or use taxes in any state, and local privilege, sales, use or excise taxes based on gross revenues and the annual premiums, to become due for all insurance policies required hereunder. The amount of such taxes, assessment and premiums, when unknown, shall be estimated by Agent. Any insufficiency of such account to pay such charges as aforesaid shall be paid by Borrower to Agent on demand

         12.4. Accounts and Reports. Maintain a standard system of accounting established and administered in accordance with GAAP, and provide to the Lenders the following:

                  (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending December 31, 1996), combined (prior to the Merger) and consolidated (after the Merger) and consolidating balance sheets of the Obligated Group and its Subsidiaries as of the end of that fiscal year and the related consolidated and consolidating statements of earnings, stockholders' equity and cash flows for that fiscal year, all with accompanying notes and schedules, setting forth, in each case, in comparative form, the corresponding figures for the preceding year, all in reasonable detail and prepared in accordance with GAAP consistently applied and audited and reported upon by KPMG Peat Marwick LLP or another national firm of independent certified public accountants of recognized standing selected by the Borrower and reasonably acceptable to the Agent (such audit report shall be unqualified except for qualifications relating to changes in GAAP and required by the Borrower's independent certified public accountants);

                  (b) Prior to the Merger, as soon as available and in any event within 30 days after the end of each month of Borrower's fiscal year (commencing with the month ending October 31, 1996), combined balance sheets of the Obligated Group and its Subsidiaries, the related combined statement of stockholders' equity of the Obligated Group and its Subsidiaries, as of the end of that month, and for the period from the beginning of the fiscal year to the end of that month, setting forth, in each case, in comparative form, the corresponding figures for the preceding year, all in reasonable detail and prepared in accordance with GAAP consistently applied, unaudited but certified to be true and accurate, subject to normal year-end audit adjustments, by the chief financial officer of each member of the Obligated Group;

                  (c) as soon as available and in any event within 60 days after the end of each quarter of Borrower's fiscal year (commencing with the quarter ending September 30, 1996), combined (and after the Merger, consolidated) balance sheets of the Obligated Group and its Subsidiaries, the related combined (and after the Merger, consolidating) statement of stockholders' equity of the Obligated Group and its Subsidiaries, as of the end of that quarter, and the related consolidating statements of earnings and cash flows of the Obligated Group and its Subsidiaries for that quarter and for the period from the beginning of the fiscal year to the end of that quarter, setting forth, in each case, in comparative form, the corresponding figures for the preceding year, all in reasonable detail and prepared in accordance with GAAP consistently applied, unaudited but certified to be true and accurate, subject to normal year-end audit adjustments, by the chief financial officer of each member of the Obligated Group;

                  (d) concurrently with the delivery of the financial statements described in subsections (b) and (c) above, a certificate signed by the President or Executive Vice President and the Chief Financial Officer of each member of the Obligated Group to the effect that, having read this Agreement, and based upon an examination which they deemed sufficient to enable them to make an informed statement, there does not exist any Event of Default or Unmatured Default, or if such Event of Default or Unmatured Default has occurred, specifying the facts with respect thereto;

                  (e) as soon as available and in any event within 30 days after the end of each calendar month of Borrower's fiscal year (commencing with the month ending November 30, 1996), a monthly sales report of all activity during the preceding calendar month, in the form presently provided to Lenders in connection with the Existing Loans, or as otherwise reasonably required by Agent;

                  (f) as soon as available and in any event within 60 days after the end of each calendar quarter of Borrower's fiscal year (commencing with the calendar quarter ending September 30, 1996) a schedule of all Real Estate, Lots and Residential Units owned by the Borrower by Project;

                  (g) within 60 days prior to each fiscal year of the Borrower (commencing with the fiscal year beginning January 1, 1998) a projection, in reasonable detail and in form and substance satisfactory to the Agent, on a quarterly basis of the cash flow and of the earnings of the Obligated Group for such fiscal year, together with gross and net margin analysis of each Project by quarter;

                  (h) as soon as available and in any event within 60 days after the end of each quarter of Borrower's fiscal year (commencing with the quarter ending March 31, 1997), a copy of the Obligated Group's quarterly report on Form 10-Q filed with the Securities and Exchange Commission;

                  (i) as soon as available and in any event within 120 days after the end of Borrower's fiscal year (commencing with the fiscal year ending December 31, 1996), a copy of the Obligated Group's annual report on Form 10-K filed with the Securities Exchange Commission;

                  (j) within forty-eight (48) hours after filing with the Securities Exchange Commission, a copy of any report filed on Form 8K;

                  (k) except as otherwise  provided in subsections  (h), (i) and
(j) above, promptly upon becoming available, copies of all financial statements, reports, notices and proxy statements sent by any number of the Obligated Group to its stockholders, and of all regular and periodic reports and other material (including copies of all registration statements and reports under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended) filed by any number of the Obligated Group with any securities exchange or any Governmental Authority, except material filed with Governmental
Authorities relating to the development of Lots and Residential Units in the ordinary course of the business of the Borrower and which does not disclose any Material Adverse Effect on the affairs of the Borrower;

                  (l) On or before fifteen (15) days after filing, a copy of the Obligated Group's annual federal corporate income tax return, and, if such federal corporate income tax return is not filed on or before April 15, then, on or before May 1, a copy of the Request for Extension Form, as filed.

                  (m) as soon as possible and in any event within ten (10) days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the Chief Financial Officer of the Borrower, describing said Reportable Event and the action that the Borrower proposes to take with respect thereto;

                  (n) as soon as possible and in any event within ten (10) days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by any member of the Obligated Group or any of its Subsidiaries, that, in either case, could reasonably be expected to have a Material Adverse Effect;

                  (o) promptly upon the request of the Agent or any Lender, an accurate legal description of any Real Estate of Lots included under a Guidance Loan or any Units included in the calculation of the Collateral Base;

                  (p) such supplements to the aforementioned documents and additional information (including, without limitation, leasing, occupancy and non-financial information) and reports as the Agent or any Lender may from time to time reasonably require;

         12.5. Access to Premises and Records. At all reasonable times during normal business hours and as often as any Lender may reasonably request, permit authorized representatives and agents designated by that Lender to (i) have access to the premises of the Borrower and each Subsidiary and to their respective corporate books and financial records, and all other records relating to their respective operations and procedures, (ii) make copies of or excerpts from those books and records and (iii) upon reasonable notice to the Borrower, discuss the respective affairs, finances and operations of the Obligated Group with, and to be advised as to the same by, their respective officers and directors.

         12.6. Maintenance of Properties and Insurance. Maintain all its properties and assets in good working order and condition and make all necessary repairs, renewals and replacements thereof so that its business carried on in connection therewith may be properly conducted at all times; and maintain or require to be maintained at its expense, and furnish to Agent (i) a policy or policies of comprehensive general liability insurance with coverage in an amount not less than $1,000,000 per occurrence and $2,000,000 general aggregate, together with "umbrella" excess liability insurance in an amount not less than $5,000,000 (and during any period of development or work upon the Property, contractor's and independent contractor's liability and workers' compensation insurance in an amount not less than $1,000,000) to protect Lenders and Borrower against liability for personal injury and property damage, including coverage for contractual liability, employees (to the extent not covered by workers' compensation insurance), and underground property damage, and completed operations; (ii) flood insurance acceptable to Agent, unless Agent shall have received satisfactory evidence, which may be in the form of a letter from the appropriate agent of the National Flood Insurance Association or an appropriate Governmental Authority that no portion of the Project is located in an area designated by the Secretary of Housing and Urban Development as having special flood hazards; (iii) a so-called Builder's Risk Completed Value nonreporting form of policy, with an ISO special form or other form that provides equivalent or better coverage attached and endorsements to cover demolition expenses and increased cost of development/construction for one hundred percent (100%) of the insurable replacement value of the Project without reduction for depreciation;
(iv) workers' compensation insurance as required by law; and (v) such other insurance as Agent shall reasonably require. Each such insurance policy shall have premiums prepaid through one quarter of one year from the date hereof (and thereafter Borrower shall prepay one quarter of one year's premium quarterly), be with companies satisfactory to Agent with such other coverage and in such amounts as Agent may request, contain the New York Standard Noncontributory Mortgagee clause or an equivalent mortgagee's loss payable clause appropriate for the type of policy and satisfactory to Agent, and be endorsed in favor of Agent and provide that it may not be canceled or amended by any party for any reason whatsoever without first giving Agent at least thirty (30) calendar days prior written notice of any proposed cancellation or amendment.

         12.7. Compliance with Applicable Laws. Promptly and fully comply with, conform to and obey all present and future laws, ordinances, rules, regulations, orders, writs, judgments, injunctions, decrees, awards and all other legal requirements applicable to the Borrower, its Subsidiaries and their respective properties, including Regulation Z of the Board of Governors of the Federal Reserve System and the Federal Interstate Land Sales Full Disclosure Act, the violation of which would have a Material Adverse Effect on the Borrower.
                                       64
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         12.8.  Change in  Collateral.  Give the Agent  immediate  notice of any material change in the status of the Collateral.

         12.9. Use of Proceeds. Use the proceeds of the Advances for the purposes provided herein and for no other purposes.


13. NEGATIVE COVENANTS

         The Borrower covenants and agrees that from the Effective Date until payment in full of all the Obligations and termination of all Letters of Credit and Commitment of Lender, unless the Lenders otherwise shall consent in writing as provided in Section 17.1 hereof, Borrower will not, either directly or indirectly:

         13.1. Minimum Adjusted Tangible Net Worth. Permit the consolidated Adjusted Tangible Net Worth of the Obligated Group determined as of the end of each quarter of Borrower's fiscal year to be less than the sum of (a) $7,000,000 prior to the Merger and $25,000,000 after the Merger and (b) fifty percent (50%) of Consolidated Net Income for each fiscal quarter of the Obligated Group (commencing with Borrower's fiscal quarter ending March 31, 1997 and ending with the fiscal quarter immediately preceding the date of determination) in which Consolidated Net Income is positive (without offset for any fiscal quarter in which the Obligated Group's Consolidated Net Income is negative). MHA II, and Monterey Homes Arizona, Inc. and Monterey Homes Arizona I, Inc., after each assumes the Obligations of the Borrower hereunder, shall advance to MHC II, or Monterey Homes Construction, Inc. and Monterey Homes Construction I, Inc., respectively, after each assumes the Obligations of the Borrower hereunder, all of the quarterly Net Income attributable to MHA II, Monterey Homes Arizona, Inc. and Monterey Homes Arizona I, Inc. as Subordinated Debt in a form satisfactory to Agent.

         13.2. Minimum Liquidity. Permit the unrestricted cash and unrestricted Cash Equivalents of the Obligated Group, plus the restricted Cash Equivalents subject to any Securities Pledge Agreement, plus the available (assuming that all conditions to such Advances have been satisfied), but undrawn, Advances under the Construction Line, determined as of the end of each quarter of Borrower's fiscal year, to be less than (a) prior to the Merger, $1,000,000, and
(b) after the Merger, the greater of (i) the then outstanding principal balance of the Term Loan or (ii) $2,000,000.

         13.3. Maximum Leverage. Permit the ratio of (a) the Obligated Group's consolidated Liabilities, minus Subordinated Debt to (b) Adjusted Tangible Net Worth, to be greater than 5.0 to 1.0 prior to the Merger, and, after the Merger, to be greater than 2.5 to 1.0 as of the end of the first three fiscal quarters of each fiscal year of Borrower and to be greater than 2.25 to 1.0 as of the end of the fourth fiscal quarter of each fiscal year of Borrower, determined as of the end of each fiscal quarter of Borrower's fiscal year.
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         13.4. Minimum Debt Coverage.  Permit the ratio of the Obligated Group's consolidated EBITDA to total interest incurred, to be less than 1.5 to 1.0, determined as of the end of each fiscal quarter of Borrower's fiscal year for the immediately preceding four fiscal quarters.

         13.5. Guaranties. Make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary or joint venture) or otherwise assume, guarantee or in any way become contingently liable or responsible for obligations of any other Person, whether by agreement to purchase those obligations of any other Person, or by agreement for the furnishing of funds through the purchase of goods, supplies or services (whether by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the obligations of any other Person, except for: (a) guaranties of obligations of another Borrower issued in the ordinary course of business; (b) the endorsement of negotiable instruments in the ordinary course of business; and (c) guaranties of performance and completion and performance and completion bonds issued in connection with the development and construction of Real Estate, Lots and Residential Units owned by the Borrower.

         13.6. Sale of Assets; Acquisitions; Merger.

                  (a) Do either of the following:

                           (i) sell any single asset that is  Collateral  with a
book value of $1,000,000 or more or

                           (ii) sell or dispose of assets with an aggregate book
value of $5,000,000 or more, other than in the ordinary course of business, in any single calendar year unless approved in connection with any Guidance Loan.

                  (b) Do any of the following:

                           (i)  sell,  assign,  lease or  otherwise  dispose  of
(whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of any member of the Obligated Group and the Subsidiaries (on a consolidated basis);

                           (ii) merge into or consolidate  with any other Person
or permit any other Person to merge into or consolidate with it, except pursuant to the Merger or where such member of the Obligated Group will be the surviving entity and the then existing management of such member of the Obligated Group will continue to control the management and operations of the merged entity, or as otherwise provided in Section 13.6(a) above; or

                           (iii) dissolve,  liquidate or wind up its business by
operation of law or otherwise.
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                  (c)  Engage  in  any  business  other  than  the  acquisition, development, management, rental and/or sale of residential real estate assets.

         Nothing contained in this Section 13.6, however, shall restrict any sale of assets between the entities comprising the Borrower which is in compliance with all other provisions of this Agreement.

         13.7. INTENTIONALLY DELETED

         13.8. Dividends and Distributions. Declare or pay any dividends with respect to the Borrower's capital stock or apply any of its assets to the purchase, redemption or other retirement of, or set apart any sum for the payment of, or make any distribution by reduction of capital or otherwise in respect of, any of the shares of the Borrower's capital stock.

         13.9. Subordinated Debt. Directly or indirectly make any payment of principal or interest with respect to any Subordinated Debt prior to the date the same is due, or amend or modify the terms of any Subordinated Debt except for extensions of the due date thereof, or directly or indirectly redeem, retire, defease, purchase, retire or otherwise acquire any Subordinated Debt.

         13.10. Construction in Progress. Cause, suffer or permit to exist any Mortgage, security interest or other encumbrance to secure Indebtedness on any Residential Unit financed by the Loans, except the Mortgage in favor of Agent and the Permitted Exceptions.

         13.11. No Margin Stock. Use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

         13.12. Transactions with Affiliates. Enter into any transaction (including, without limitation, the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate, except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or a Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.


14. EVENTS OF DEFAULT; REMEDIES

         14.1. Events of Default. It is an Event of default hereunder ("Event of Default") if:

                  (a) any representation or warranty made or deemed made by or on behalf of the Borrower to the Lenders or the Agent under or in connection with this Agreement shall be false or misleading in any material respect when made:
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                  (b) any  report,  certificate,  financial  statement  or other document or instrument furnished in connection with this Agreement or the Loans hereunder shall be false or misleading in any material respect when furnished;

                  (c) default shall be made in the payment of (i) the principal of any of the Notes when and as due and payable, or (ii) the interest on any of the Notes, any fees or any other sums due pursuant to the Loan Documents, within five (5) days after the same becomes due and payable;

                  (d) default shall be made with respect to any Indebtedness or Contingent Obligations of any member of the Obligated Group (other than the Indebtedness evidenced by the Notes), or in any net Liabilities under interest rate swap, exchange or cap agreements, beyond any applicable period of grace, or default shall be made with respect to the performance of any other obligation incurred in connection with any such Indebtedness or Liabilities beyond any applicable period of grace, or default shall be made with respect to any other liability of $1,000,000 or more, if the effect of any such default is to accelerate the maturity of such Indebtedness or liability or to cause any other liability to become due prior to its stated maturity, or any such Indebtedness or liability shall not be paid when due and such default shall not have been remedied or cured by the Borrower or waived by the obligor;

                  (e) default shall be made in the due observance or performance of any of the provisions of Sections 12.5, 12.6 or Article 13 of this Agreement;

                  (f) default shall be made in the due observance or performance of any other covenant, agreement or condition on the part of the Borrower to be performed, and such default shall continue for a period of 30 days after the occurrence thereof;

                  (g) any member of the Obligated Group shall (i) petition or apply for, seek, consent to, or acquiesce in, the appointment of a receiver, trustee, examiner, custodian, liquidator or similar official of the Borrower or any of its properties or assets, (ii) be unable, or admit in writing its inability, to pay its debts as they mature; (iii) make a general assignment for the benefit of or a composition with its creditors, (iv) respect to it under the Federal bankruptcy laws as now or hereafter in effect, (v) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect, or file a petition or an answer seeking dissolution, winding up, liquidation or reorganization or an arrangement with creditors or a composition of its debts or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debts, dissolution or liquidation law or statute or other statute or law for the relief of debtors, or file any answer admitting the material allegations of a petition filed against it in any proceeding under such law, or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or if corporate or other action shall be taken by the Borrower for the purpose of effecting any of the foregoing, or (vi) fail to contest in good faith any appointment or proceeding described in Section 14.1(h);
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
                  (h) an order, judgment, or decree shall be entered without the application, approval, or consent of the applicable member of the Obligated Group by any court of competent jurisdiction appointing a receiver, trustee or liquidator of the applicable member of the Obligated Group or a proceeding described in Section 14.1(g) shall be instituted against any member of the Obligated Group, and such appointment shall continue undischarged or such proceeding continues undismissed or unstayed for any period of 45 days;

                  (i) final judgment for the payment of money in excess of $1,000,000 shall be rendered against any member of the Obligated Group and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed or contested in good faith;

                  (j) final judgment(s) for the payment of money in excess of an aggregate of $5,000,000 shall be rendered against the Obligated Group (or any of them) after the Effective Date and shall remain undischarged for a period of ten
(10) days;

                  (k) there shall occur any Event or Events that, individually or in the aggregate, shall be deemed by the Lenders to have had a Material Adverse Effect;

                  (l) Any member of the Obligated Group shall be the subject of any proceeding or investigation pertaining to the release by any member of the Obligated Group or any other Person of any toxic or hazardous waste or substance into the environment, or any violation of any federal, state or local environmental, health or safety law or regulation, that, in either case, could reasonably be expected to have a Material Adverse Effect;

                  (m) The occurrence of any "default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided;

                  (n) The discontinuance of development work on any Project for more than thirty (30) calendar days, which discontinuance is, in the sole determination of Agent, not caused by events outside of Borrower's control, or the failure to pursue the construction of the Project with reasonable diligence;

                  (o) Any suit which Agent reasonably determines not to be frivolous or spurious that shall be filed against Borrower or Guarantor, or the Project, and which, if adversely determined, could in the opinion of Agent substantially impair the ability of Borrower to perform any of its obligations under and by virtue of the Loan Documents;

                  (p) The death, incapacity or dissolution of any Guarantor; or
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
                  (q) The existence of any condition or situation which Agent, in its sole discretion, determines to constitute a danger or impairment to the security for the Loans.

         14.2. General Remedies. Upon the occurrence of an Event of Default, Lenders shall have all rights and remedies provided to it hereunder or under the other Loan Documents, or any other document under which Borrower shall be obligated to Lenders, or otherwise provided by law, and, without limiting the generality of the foregoing, Lenders may do any one or more of the acts described in this Section, under this Agreement or under any of the Loan Documents, in any order it deems appropriate. Lenders shall have the right to enforce any one or more of the remedies provided hereunder or by law or in equity either successively or concurrently, and any such action by Lenders shall not be deemed an election of remedies or otherwise prevent Lenders from pursuing any further remedy it may have hereunder or at law or in equity. Any election by Lenders to waive or forbear from enforcing any of its rights and remedies hereunder shall not prevent Lenders from so enforcing its rights and remedies in the event that the Default continues or upon the occurrence of a subsequent Default.

         14.3. Advances to Protect Lenders' Interests. Without notice to or consent from Borrower, Lenders shall have the right, but not the obligation, at any time, to Advance to any person any sum which Lenders in their sole discretion deem necessary or desirable to protect or preserve the Collateral or Lenders' assignment of, or security interest in, the Collateral (or the priority thereof), or to cure any Unmatured Default or Event of Default which shall then exist. Each such Advance shall be secured by the Collateral and, at Lenders' election, shall either be reimbursed to it by Borrower immediately upon demand or added to the balance of the Loan and bear interest at the rate applicable under the Note. It is understood and agreed that nothing herein contained shall obligate Lenders to make any such Advance, nor shall the making of one or more such Advances constitute an agreement by Lenders to make any further Advance or be deemed a waiver of any Unmatured Default or Event of Default by Borrower under the terms hereof or of any other Loan Documents.

         14.4. Cease Funding. Without notice to or consent of Borrower, Lenders shall have the right upon the occurrence of an Unmatured Default or an Event of Default to cease making any disbursements or Advances hereunder or pursuant to any of the Loan Documents.

         14.5. Acceleration and Increased Rate of Interest. Without notice or demand, except as expressly provided herein, Lenders shall have the right, upon the occurrence of an Event of Default, to accelerate the maturity of the Loans and require immediate payment of the entire principal sum owing, together with all accrued interest, advances, costs and Lenders' attorneys' fees. During the existence of an Event of Default after such acceleration, interest under the Notes shall accrue at the Default Rate.
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         14.6. Specific  Performance.  Lenders shall have the right to institute appropriate proceedings to specifically enforce performance of the terms and conditions of all or any of the Loan Documents.

         14.7. Other Remedies. Lenders shall have the right to exercise any other right, privilege, or remedy available to Lenders under any of the Loan Documents, under any other agreement or instrument or as may be provided by applicable law or in equity. Lenders shall have the right to enforce any one or more of the remedies provided hereunder or by law or in equity either successively or concurrently, and any such action by Lenders shall not be deemed an election of remedies or otherwise prevent Lenders from pursuing any further remedy it may have hereunder or at law or in equity.

         14.8. Application of Funds. In the event that all the Obligations shall have become or been declared due and payable pursuant to the terms of Section
14.5 hereof, the Lenders agree, by and among themselves, that any funds received from or on behalf of the Borrower by the Agent or any of the Lenders (except funds retained by any Lender pursuant to the terms of Section 16.1 hereof) shall be remitted to the Agent, if received by any Lender, and applied by the Agent (in the case of subsections (c), (d) and (e) below), on a pro rata basis among the Lenders in accordance with their respective Pro Rata Shares of the Aggregate Commitment in the following manner and order:

                  (a)  first,   to  pay  to  or  reimburse  the  Agent  for  any
out-of-pocket expenses for which it is entitled to be paid or reimbursed pursuant to the provisions of Section 17.3 hereof;

                  (b) second, to reimburse any of the Lenders pursuant to the provisions of Section 17.4 hereof;

                  (c) third, to payment of accrued and unpaid interest due on the Notes;

                  (d) fourth, to payment of the outstanding principal of the Notes;

                  (e)  fifth,   to   payment  in  full  of  all  the   remaining
Obligations; and

                  (f) sixth, any remainder shall be returned to the Borrower or as otherwise required by applicable law.


15. BENEFIT OF AGREEMENT; DISSEMINATION OF INFORMATION

         15.1. Successors and Permitted Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and permitted assigns, except that (i) the Borrower shall not have the
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right to assign its rights or obligations  under the Loan Documents and (ii) any assignment  by any  Lender  must  be  made  in  compliance  with  the  Co-Lender
Agreement.

         15.2. Dissemination of Information. The Borrower authorizes each Lender to disclose to any prospective participant or prospective purchaser or any other Person acquiring an interest in the Loan Documents by operation of law any and all information in such Lender's possession concerning the creditworthiness of the members of the Obligated Group.


16. SETOFF; RATABLE PAYMENTS

         16.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Event of Default or Unmatured Default occurs, any indebtedness from any Lender to the Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of any such set-off and application. The rights of each Lender under this Section 16.1 are in addition to any other rights and remedies which that Lender may have under this Agreement or otherwise.

         16.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 9.1 or 9.2) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in accordance with their respective Pro Rata Shares. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


17. MISCELLANEOUS

         17.1. Notice.

                  (a) Except as otherwise permitted by Article 8 with respect to Borrowing Notices, all notices and other communications provided for under this Agreement or any of the Loan Documents shall be in writing (including telegraphic, telecopy or other facsimile communication) and mailed, telecopied (or communicated by other means of facsimile
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
transmission) or delivered (by hand or by courier service), to the parties at their respective addresses set forth below or at such other address as shall be designated by such party in a written notice to the other parties. All notices and communications, shall be effective upon the earliest of actual receipt or the following: (a) in the case of delivery by United States mail, three (3) Business Days after deposit in the United States mail (postage prepaid); (b) in the case of delivery by telecopy or other facsimile transmission, upon confirmation of error-free transmission; (c) in the case of hand delivery, upon actual receipt against signed acknowledgment of receipt or an affidavit of delivery; and (d) in the case of delivery by overnight courier, one (1) Business Day after deposit with a reputable overnight courier service:

         To Agent and Norwest as follows:

         Norwest Bank Arizona, National Association
         3300 North Central Avenue
         M.S. 9008
         Phoenix, Arizona 85012
         Attention:        Mr. Kevin Kosan, Vice President
         FAX:     (602) 248-3661

         To BOAZ as follows:

         Bank One, Arizona, NA
         Bank One Tower
         P.O. Box 29542
         Phoenix, Arizona 85038
         Attention:        Mr. Kevin Schillig, Vice President
         FAX:     (602) 221- 0301

         or for hand delivery only:

         Bank One, Arizona, NA
         Bank One Tower
         201 North Central Avenue, Floor 20
         Phoenix, Arizona 85004
         Attention:        Mr. Kevin Schillig, Vice President

         To Borrower and its Subsidiaries as follows:

         Monterey Homes
         6613 North Scottsdale Road
         Suite 200
         Scottsdale, Arizona 85250
         Attention:        Mr. Larry W. Seay, Chief Financial Officer
         FAX:     (602) 998-9162

         To Guarantors:

         Monterey Homes
         6613 North Scottsdale Road
         Suite 200
         Scottsdale, Arizona 85250
         Attention:        Mr. William W. Cleverly
         Attention:        Mr. Steven J. Hilton
         FAX:     (602) 998-9162

                  (b) The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

         17.2. Survival of Representations. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by the Lenders of any Loans and the execution and delivery to the Lenders of the Notes evidencing the Commitments, and shall continue in full force and effect until all of the Obligations have been paid in full, all of the Letters of Credit have been terminated and the Aggregate Commitment has been terminated.

         17.3. Expenses. The Borrower shall pay (i) all expenses, including attorneys' fees and disbursements (which attorneys may be employees of the Agent or any Lender), incurred by the Agent and any Lender in connection with the administration of this Agreement and the other Loan Documents (except for the normal and customary administration expenses which are subject to a separate letter agreement between Borrower and Agent), any amendments, modifications or waivers with respect to any of the provisions thereof and the enforcement and protection of the rights of the Lenders and the Agent under this Agreement or any of the other Loan Documents, after the occurrence of an Unmatured Default or Event of Default or if requested by Borrower, and including costs, expenses and fees incurred before, after or irrespective of whether suit is commenced and including costs, expenses and fees incurred by Lender in any bankruptcy proceedings (including, without limitation, efforts to modify or vacate any automatic stay or injunction) or appellate proceeding, and in the event suit or arbitration is brought to enforce payment hereof, such costs, expenses and fees and all other issues in such suit
                                       74
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shall be determined by a court sitting  without a jury or by the  arbitrator(s), as applicable, including all recording and filing fees, documentary stamp, intangibles and similar taxes, title insurance premiums, appraisal fees and other costs and disbursements incurred in connection with the taking of collateral and the perfection and preservation of the Agent's security therein, and (ii) the reasonable fees and the disbursements of attorneys (which attorneys may be employees of the Agent or Lenders) in connection with the preparation, negotiation, execution, delivery and review of this Agreement, the Notes and the other Loan Documents (whether or not the transactions contemplated by this Agreement shall be consummated) and the closing of the transactions contemplated hereby.

         17.4. Indemnification of the Lenders and the Agent. The Borrower shall indemnify and hold harmless the Agent and each Lender, and their respective affiliates, subsidiaries, shareholders, directors, officers, agents, employees and attorneys against all third Person claims, damages, penalties, judgments, Liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to, directly or indirectly, this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder; provided, however, that in no event shall the Agent or a Lender have the right to be indemnified hereunder for its own gross negligence or willful misconduct. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

         17.5. Release of Claims.

                  (a) As additional consideration for the agreements by Lenders as set forth in this Agreement, Borrower hereby releases and forever discharges Lenders, their agents, servants, employees, directors, officers, attorneys, branches, affiliates, subsidiaries, successors and assigns and all persons, firms, corporations, and organizations in their behalf of and from all damage, loss, claims, demands, Liabilities, obligations, actions and causes of action whatsoever which Borrower may now have or claim to have against Lenders, whether presently known or unknown, and of every nature and extent whatsoever on account of or in any way touching, concerning, arising out of or founded upon the Existing Loans or upon this Agreement, any negotiations, loan administration, extension or denial of credit, exercise of rights and remedies, payment, offset with respect to, or other matter relating to such indebtedness, any collateral securing payment and performance of such indebtedness, or any matter preliminary to the execution and delivery by Borrower and Lender of this Agreement, or any statement, action, omission or conduct of Lender or any of its officers, directors, agents, employees, servants, partners, shareholders, attorneys and managers relating in any manner to such indebtedness, collateral or this Agreement. The release set forth above shall not extend to any claim arising after the date hereof to the extent based on acts or omissions of Lender occurring after such date, except that such release is specifically intended by the parties to include the transactions leading
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up to the execution of this Agreement. This Agreement and the release provisions contained in this Section 17.5 are contractual, and not a mere recital.

                  (b) Borrower acknowledges and agrees that Lender is not, and shall not be, obligated in any way to continue or undertake any loan, financing or other credit arrangement with Borrower, including, without limitation, any renewal of the indebtedness evidenced by the Loan Documents.

         17.6. Maximum Interest Rate. It is the intention of the Lenders and the Borrower that the interest (as defined under applicable law) on the Indebtedness evidenced by the Notes that may be charged to, or collected or received from the Borrower, shall not exceed the maximum contract rate permissible under applicable law. Accordingly, notwithstanding any other provision of this Agreement to the contrary, should any interest (as so defined) be charged to, or collected or received from the Borrower by the Lenders pursuant hereto or thereto in excess of the maximum legal rate, then the excess payment shall be applied to the reduction of the aggregate outstanding principal balance of the Obligations, and any portion of the excess payment remaining after payment in full thereof shall be returned by the Lenders to the Borrower and the Borrower agrees to accept such returned payment.

         17.7. Modification of Agreement. No modification, amendment or waiver of any provision of this Agreement or the Notes, nor any consent to any departure by the Borrower therefrom, in any event shall be effective unless the same shall be in writing and signed by the Borrower and the Agent on behalf of the Lenders, and then the waiver or consent shall be effective only in the specific instance and for the purpose for which given.

         17.8. Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of an Event of Default or Unmatured Default, or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders, and then only to the extent specifically set forth in such writing. All remedies contained in the Loan Documents or available at law or in equity shall be cumulative and all such remedies shall be available to the Agent and the Lenders until the Obligations have been paid in full.

         17.9. Joint and Several Obligations of Borrower; Several Obligations of Lenders. All obligations, representations and warranties hereunder and under any of the Loan Documents, unless otherwise expressly stated, shall be the joint and several liability of all of the entities comprising the Borrower. The respective obligations of the Lenders hereunder are several and
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
not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Borrower shall have no cause of action, claim for damages or liability or any other rights of indemnity or otherwise against any other Lender due to the failure of any Lender to perform its obligations under this Agreement. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

         17.10 Severability. If any one or more of the provisions contained in this Agreement or the Notes is held invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

         17.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which may be executed by one or more of the parties hereto, but all of which combined shall constitute a single instrument binding on all the parties hereto.

         17.12. Loss, etc., Notes. Upon receipt by the Borrower of reasonably satisfactory evidence of the loss, theft, destruction or mutilation of any of the Notes, and upon surrender and cancellation of the relevant Note, if mutilated, the Borrower shall make and deliver in lieu of that Note (the "Prior Note") a new Note of like tenor, except that no reference need be made in the new Note to any installment or installments of principal, if any, previously due and paid upon the Prior Note. Any Note made and delivered in accordance with the provisions of this Section shall be dated as of the date to which interest has been paid on the unpaid principal amount of the Prior Note.

         17.13. Governmental Regulation. Notwithstanding anything to the contrary contained herein, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         17.14. Taxes. Any taxes (excluding federal income taxes on the overall net income of any Lender) or other similar assessments or charges payable or ruled payable by any Governmental Authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

         17.15. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         17.16. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof; provided, however, that the fees payable by

Borrower to Norwest in consideration of its agreement to serve as Agent hereunder are set forth in a separate letter agreement between Borrower and Norwest. The parties hereto agree that on the Effective Date, the commitments of the Lenders under the Existing Loans shall be terminated and of no further force and effect.

         17.17.  Signs.  Provided  there  is  no  conflict  with  the  Permitted
Exceptions and subject to Borrower's reasonable approval as to design and location, Borrower shall allow Lenders to erect a sign that will be supplied by Lenders upon commencement of development indicating Lenders as the source of the development financing. Said sign shall be of sufficient size as to be easily recognizable from a distance of 150 feet, provided that such signage is consistent with applicable municipal and governmental ordinances and does not materially inhibit Borrower's ability to erect signage upon the Project. Borrower shall have the sole responsibility for permitting and maintaining the sign until completion of the Project.

         17.18. ARBITRATION AGREEMENT; WAIVER OF RIGHT TO JURY TRIAL. EXCEPT FOR "CORE PROCEEDINGS" UNDER THE UNITED STATES BANKRUPTCY CODE, THE PARTIES AGREE TO SUBMIT TO BINDING ARBITRATION ALL CLAIMS, DISPUTES AND CONTROVERSIES BETWEEN OR AMONG THEM, WHETHER IN TORT, CONTRACT OR OTHERWISE (AND THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS, ATTORNEYS, AND OTHER AGENTS) ARISING OUT OF OR RELATING TO IN ANY WAY THIS AGREEMENT. ANY ARBITRATION PROCEEDING WILL (A) PROCEED IN PHOENIX, ARIZONA; (B) BE GOVERNED BY THE FEDERAL ARBITRATION ACT (TITLE 9 OF THE UNITED STATES CODE); AND (C) BE CONDUCTED IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). THIS ARBITRATION REQUIREMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO (I) FORECLOSE AGAINST REAL OR PERSONAL PROPERTY AFTER OBTAINING A JUDGMENT OR ARBITRATION AWARD OR ENFORCE A DEFICIENCY JUDGMENT AFTER FORECLOSURE; (II) EXERCISE SELF-HELP REMEDIES SUCH AS SETOFF; OR (III) OBTAIN PROVISIONAL
ANCILLARY REMEDIES SUCH AS REPLEVIN, INJUNCTIVE RELIEF, ATTACHMENT OR THE APPOINTMENT OF A RECEIVER, BEFORE, DURING OR AFTER THE PENDENCY OR ANY ARBITRATION PROCEEDING. THIS EXCLUSION DOES NOT CONSTITUTE A WAIVER OF THE RIGHT OR OBLIGATION OF ANY PARTY TO SUBMIT ANY DISPUTE TO ARBITRATION, INCLUDING THOSE ARISING FROM THE EXERCISE OF THE ACTIONS DETAILED IN CLAUSES (I), (II) AND (III) ABOVE. ANY ARBITRATION PROCEEDING WILL BE BEFORE A SINGLE ARBITRATOR SELECTED ACCORDING TO THE COMMERCIAL ARBITRATION RULES OF THE AAA. THE ARBITRATOR WILL BE A NEUTRAL ATTORNEY WHO HAS PRACTICED IN THE AREA OF COMMERCIAL LAW FOR A MINIMUM OF TEN YEARS. THE

ARBITRATOR WILL DETERMINE WHETHER OR NOT AN ISSUE IS ARBITRABLE AND WILL GIVE EFFECT TO THE STATUTES OF LIMITATION IN DETERMINING ANY CLAIM. JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. IN ANY ARBITRATION PROCEEDING, THE ARBITRATOR WILL DECIDE (BY DOCUMENTS ONLY OR WITH A HEARING AT THE ARBITRATOR'S DISCRETION) ANY PRE-HEARING MOTIONS WHICH ARE SIMILAR TO MOTIONS TO DISMISS FOR FAILURE TO STATE A CLAIM OR MOTIONS FOR SUMMARY ADJUDICATION. IN ANY ARBITRATION PROCEEDING DISCOVERY WILL BE PERMITTED AND WILL BE GOVERNED BY THE ARIZONA RULES OF CIVIL PROCEDURE. ALL DISCOVERY MUST BE COMPLETED NO LATER THAN 20 DAYS BEFORE THE HEARING DATE AND WITHIN 180 DAYS OF THE COMMENCEMENT OF ARBITRATION PROCEEDINGS. ANY REQUESTS FOR AN EXTENSION OF THE DISCOVERY PERIODS, OR ANY DISCOVERY DISPUTES, WILL BE SUBJECT TO FINAL DETERMINATION BY THE ARBITRATOR UPON A SHOWING THAT THE REQUEST FOR DISCOVERY IS ESSENTIAL FOR THE PARTY'S PRESENTATION AND THAT NO ALTERNATIVE MEANS FOR OBTAINING INFORMATION IS AVAILABLE. THE ARBITRATOR SHALL AWARD COSTS AND EXPENSES OF THE ARBITRATION PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF THE LOAN AGREEMENT. EXCEPT AS OTHERWISE PROVIDED HEREIN, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA, WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES. IN THE EVENT THAT LENDER EXERCISES ITS RIGHTS TO FORECLOSE AGAINST REAL OR PERSONAL PROPERTY COLLATERAL OR OBTAIN PROVISIONAL ANCILLARY REMEDIES SUCH AS REPLEVIN, INJUNCTIVE RELIEF, ATTACHMENT OR THE APPOINTMENT OF A RECEIVER, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF ARIZONA.

              -----------                        ------------
              Initial                            Initial
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                            LEFT INTENTIONALLY BLANK]



                                       80
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         IN WITNESS  WHEREOF,  this  Agreement  is executed as of the date first above written.

                                   BORROWERS:

                                   Monterey Homes Construction II, Inc., an
                                   Arizona corporation

                                   By: /s/ Larry W. Seay
                                      ------------------------------------------
                                   Name:   Larry W. Seay
                                        ----------------------------------------
                                   Title:     Chief Financial Officer
                                         ---------------------------------------

                                   Monterey Homes Arizona II, Inc., an Arizona corporation

                                   By: /s/ Larry W. Seay
                                      ------------------------------------------
                                   Name:   Larry W. Seay
                                        ----------------------------------------
                                   Title:     Chief Financial Officer
                                         ---------------------------------------

                                   LENDERS:

                                   Norwest Bank Arizona, National Association, a national banking association

                                   By: /s/ Kevin Kosan
                                      ------------------------------------------
                                   Name:    Kevin Kosan
                                        ----------------------------------------
                                   Title:      Vice President
                                         ---------------------------------------

                                   Bank One, Arizona, NA, a national banking association

                                   By: /s/ Kevin C. Schillig
                                      ------------------------------------------
                                   Name:   Kevin C. Schillig
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                                   AGENT:

                                   Norwest Bank Arizona, National Association, a national banking association

                                   By: /s/ Kevin Kosan
                                      ------------------------------------------
                                   Name:   Kevin Kosan
                                        ----------------------------------------
                                   Title:   Vice President
                                         ---------------------------------------